Exhibit 10.1

Execution Version

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
BY AND BETWEEN
KBSII 445 SOUTH FIGUEROA, LLC,
a Delaware limited liability company

(“Seller”)
AND
WB UNION PLAZA HOLDINGS LLC ,
a Delaware limited liability company

(“Buyer”)

[Union Bank, 445 South Figueroa Street, Los Angeles, CA]

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of July 20, 2022, between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company (“Seller”), and WB UNION PLAZA HOLDINGS LLC, a Delaware limited liability company (“Buyer”), with reference to the following:
A.    Seller is the owner of the improved real property (the “Real Property”) described on Exhibit A attached hereto together with certain personal property located upon or used in connection with such improved real property and certain other assets relating thereto, all as more particularly described in Section 2 hereof.
B.    Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Real Property, together with certain personal property and related assets on the terms and subject to the conditions contained in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.BASIC TERMS AND DEFINITIONS; REFERENCES
1.1    Basic Terms and Definitions.
(a)Effective Date. The effective date of this Agreement shall be the date set forth above (“Effective Date”).
(b)Closing Date. The last day that Close of Escrow (as defined in Section 8.1 hereof) may occur shall be October 19, 2022, at 1:00 p.m. (California time) (the “Closing Date”); provided, however, Seller or Buyer shall have the right to extend the Closing Date as provided in Section 7.2(e) below.
(c)Intentionally Omitted.
(d)Intentionally Omitted.
(e)Escrow Holder. The escrow holder shall be Commonwealth Land Title Insurance Company (“Escrow Holder”), whose address is 4100 Newport Place Drive, Suite 120, Newport Beach, California 92660, Escrow Officer: Karen Price; Telephone: (949) 724-3144; Telecopier: (949) 271-5762.
(f)Title Company. The title company shall be Commonwealth Land Title Insurance Company (“Title Company”), whose address is 888 S. Figueroa Street, Suite 2100, Los Angeles, California 90017, Title Coordinator: Amy Musselman; Telephone: (213) 330-3041; Telecopier (213) 330-3085, with a copy to Anthony A. Behrstock; Telephone: (213) 330-2333; Telecopier: (213) 330-3113. Notwithstanding anything herein to the contrary, Seller acknowledges and agrees that Buyer shall have the right to procure “co-insurance” with respect to the Title Policy to be issued at Closing, such that the Title Company shall insure 50% of the Purchase Price and Riverside Abstract, as agent for Chicago Title Insurance Company (“Co-Insurer”) shall insure 50% of the Purchase Price, and Seller shall deliver to Co-Insurer all documents that Seller has agreed to deliver to the Title Company under the Agreement in order to issue the Title Policy; provided, however, the right to procure such “co-insurance” is subject to the obtainment of such “co-insurance” satisfying the following conditions: (i) no delay in the Closing Date; (ii) no increase in the amount payable by Seller under this Agreement for the Title Policy; and (iii) no requirement that Seller provide any documents that Seller is not obligated to provide under the Agreement.
1.2    References. All references to Exhibits refer to Exhibits attached to this Agreement and all such Exhibits are incorporated herein by reference. The words “herein,” “hereof,” “hereinafter” and words of similar import refer to this Agreement as a whole and not to any particular Section hereof.
2.PURCHASE AND SALE
Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer to Buyer and Buyer agrees to purchase from Seller, for the purchase price set forth in Section 3 hereof, all of Seller’s right, title and interest in and to the following (collectively, the “Property”):
2.1    The Real Property, together with the buildings located thereon, and all associated parking areas, and all other improvements located thereon (the buildings and such other improvements are referred to herein collectively as the (“Improvements”)); all references hereinafter made to the Real Property shall be deemed to include all rights, privileges, easements and appurtenances benefiting the Real Property and/or the Improvements situated thereon, including, without limitation, all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Real Property;
2.2    All personal property, equipment, supplies and fixtures (collectively, the “Personal Property”) listed on Exhibit B attached hereto or otherwise left on the Real Property at the Close of Escrow to the extent owned by Seller;
2.3    All of Seller’s interest in any intangible property (expressly excluding the name “KBS” or any derivative thereof, or any name that includes the word “KBS” or any derivative thereof) used or useful in connection with the foregoing, including, without limitation, all contract rights, warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy which benefit the Real Property and/or the Personal Property;
2.4    All of Seller’s interest in all leases affecting the Real Property as of the Close of Escrow (the “Leases”); and
2.5    All of Seller’s interest in the contracts listed on Exhibit C-1 attached hereto and all contracts hereafter entered into by Seller to the extent permitted by the provisions of this Agreement (the “Contracts”), and the contracts described on Schedule 3 subject to the terms of Section 4.5 herein.

Notwithstanding anything to the contrary contained herein, the term “Property” shall expressly exclude any Rents (as such term is defined in Section 10.1 hereof) or any other amounts payable by tenants under the Leases for periods prior to the Close of Escrow, any Rent or other amounts payable by any former tenants of the Property, and any judgments, stipulations, orders, or settlements with any tenants under the Leases or former tenants of the Property (hereinafter collectively referred to as the “Excluded Property”).
3.PURCHASE PRICE AND DEPOSIT
3.1    Purchase Price. The purchase price for the Property shall be One Hundred Fifty-Five Million and No/100 Dollars ($155,000,000.00) (the “Purchase Price”).
3.2    Payment of Purchase Price. The Purchase Price shall be payable as follows:
3.2.1    Concurrently with the execution of this Agreement by Buyer and Seller, and as a condition precedent to the effectiveness hereof, Buyer shall deposit in escrow with Escrow Holder, in cash or current funds, the sum of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) (the “Deposit”). Immediately upon Escrow Holder’s receipt of the Deposit (the “Opening of Escrow”), Escrow Holder shall invest the same in a federally insured interest-bearing account acceptable to Seller and Buyer, with all interest accruing thereon credited to the Purchase Price. For purposes of this Agreement, any interest accruing on the Deposit from time to time shall be deemed part of the Deposit. Once made, the Deposit shall be nonrefundable subject to the terms and conditions of this Agreement.
3.2.2    Provided all the conditions in Section 7.1 hereof have been satisfied or waived by Buyer, Buyer shall deposit in cash or current funds with Escrow Holder no later than 1:00 p.m. (California time) on the Closing Date (as defined in Section 1.1(b) hereof) an amount equal to the Purchase Price less the Deposit and all interest accrued thereon plus or minus applicable prorations pursuant to Section 10 hereof.
3.3    Disposition of Deposit Upon Failure to Close. If the Close of Escrow fails to occur due to Buyer’s default under this Agreement (after all of the conditions to Buyer’s obligation to close having been satisfied or waived), then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 13.1 hereof; if the Close of Escrow fails to occur due to Seller’s default under this Agreement (after all of the conditions to Seller’s obligation to close having been satisfied or waived), then the Deposit and all interest accrued thereon shall promptly be refunded to Buyer, subject to Buyer’s election to bring suit for specific performance under Section 13.2 hereunder; and if the Close of Escrow fails to occur due to the failure of any of the conditions set forth in Sections 7.1 or 7.2 hereof other than as a result of Buyer’s or Seller’s default under this Agreement, then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 9.3 hereof.
3.4    Independent Contract Consideration. Additionally, at the same time as the deposit of the Deposit with the Escrow Holder, Buyer shall deliver to Seller in cash the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Buyer’s exclusive option to purchase the Real Property and the right to inspect the Real Property as provided herein, and for

Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.
4.PROPERTY INFORMATION; TENANT ESTOPPEL CERTIFICATES; CONFIDENTIALITY
4.1    Property Information. To the extent not previously made available by Seller prior to the Effective Date, Seller shall make available to Buyer within five (5) business days after the date of this Agreement, to the extent in Seller’s possession, the following, all of which shall be made available for review and copying (at Buyer’s cost and expense) at the offices of KBS Capital Advisors LLC (at the address set forth in Section 15.1 hereof) or at the Real Property (collectively, the “Property Information”):
(a)the Leases;
(b)a current rent roll for the Real Property, indicating rents collected, scheduled rents and concessions, delinquencies, and security deposits held (collectively, the “Rent Rolls”);
(c)the most current operating statements for the Real Property, if available (collectively, the “Operating Statements”);
(d)copies of the Contracts;
(e)that certain existing land title survey for the Real Property prepared by Bock & Clark Corporation, Network Project No. 202105932-001 BJK, last revised October 13, 2021 (the “Existing Survey”); and
(f)any environmental, soils and/or engineering reports prepared for Seller or Seller’s predecessors.
Under no circumstances shall Buyer be entitled to review any appraisals relating to the Property or any internal financial audits relating to the Property.
4.2    Title and Survey Review; Title Policy.
4.2.1    Delivery of Title Report. Buyer acknowledges that the Title Company has delivered to Buyer a preliminary title report or title commitment covering the Real Property (the “Title Report”), together with copies of all documents (collectively, the “Title Documents”) referenced in the Title Report. Buyer, at its option and expense, may (a) obtain a new survey for the Real Property or (b) cause the Existing Survey to be updated or recertified. Buyer understands and acknowledges that if Buyer elects to obtain a new survey or an updated or recertified survey for the Real Property the completion and/or delivery of the surveys or updated or recertified surveys shall not be a condition precedent to the Close of Escrow. Notwithstanding the foregoing, Buyer further acknowledges that Seller makes no representations or warranties, and Seller shall have no responsibility, with respect to the completeness of the Title Documents made available to Buyer by the Title Company.

4.2.2    Intentionally Omitted.
4.2.3    Delivery of Title Policy at Closing. As a condition precedent to the Close of Escrow, the Title Company shall have issued and delivered to Buyer, or shall have irrevocably committed to issue and deliver to Buyer, with respect to the Real Property, a Standard Coverage Owner’s Policy of Title Insurance (2006 Form) (the “Title Policy”) issued by the Title Company as of the date and time of the recording of the Deed (as such term is defined in Section 6.1 hereof) for the Real Property, in the amount of the Purchase Price insuring Buyer as owner of good, marketable and indefeasible fee simple title to the Real Property, subject only to the Permitted Exceptions. Buyer shall have the right to require the Title Policy be issued with ALTA extended coverage, provided that (i) Buyer shall pay all additional premiums and costs associated with extended coverage, (ii) Buyer shall be solely responsible to have prepared and delivered to the Title Company an ALTA survey of the Property acceptable to the Title Company, at Buyer’s expense, it being acknowledged that Buyer may elect to update Seller’s Existing Survey of the Property (the “Survey Update”), and (iii) Seller shall not be required to provide any additional documents in connection with such extended coverage other than the Owner’s Affidavit (as such term is defined in Section 6.1(f) below). For purposes of this Agreement, “Permitted Exceptions” shall mean and include (a) any lien to secure payment of real estate taxes, including special assessments, not delinquent, (b) the lien of supplemental taxes assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code as a result of the transfer of title to the vestee named in Schedule A or as a result of changes in ownership or new construction occurring on or after the date of policy, (c) (i) all matters which could be revealed or disclosed by Seller’s Existing Survey other than matters first appearing on Buyer’s Survey Update to the extent such matters were created by or with the express written consent of Seller, and (ii) matters affecting the Real Property which are created by or with the written consent of Buyer or which do not materially and deleteriously affect Buyer’s contemplated use of the Real Property, (d) the rights of the tenants under the Leases affecting the Real Property, (e) the exceptions included on Exhibit I, (f) any exception for liens (and/or potential liens) for services, labor or materials heretofore or hereafter furnished to the Property for which Buyer is entitled to a credit at Closing pursuant to this Agreement, for which Buyer is expressly responsible for payment under the terms of this Agreement, and/or which arises from any services, labor or materials contracted for by any tenant at the Property and with respect to which any such tenant is responsible for payment under the terms of its Lease, (g) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property, and (h) the terms and provisions of that certain easement agreement for chilled water services, a copy of which has been provided to Buyer.
4.3    Inspections.
4.3.1    Inspections in General. Commencing from the Effective Date and continuing until the Closing Date, Buyer, its agents, employees and prospective and actual lenders and partners shall have a limited license (the “License”) to enter upon the Real Property for the purpose of making non-invasive inspections at Buyer’s sole risk, cost and expense. Before any such entry, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller. In addition, Buyer, its agents, contractors, or subcontractors shall maintain, and shall have provided evidence reasonably satisfactory to Seller of Workers Compensation Insurance (including a Waiver of Subrogation endorsement in favor of Seller) with coverage amounts required by the applicable statutes of either the state where (a) such entry occurs, or (b) employees of the Buyer, its agents, contractors, or subcontractors, as applicable, are domiciled. All of such entries upon the Real Property shall be at reasonable times during normal business hours and after at least forty-eight (48) hours prior notice (which notice may be given solely by email with a follow-up telephone call to Tim Helgeson at (949) 797-0356) to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Buyer during any activities performed by Buyer on the Real Property. Notwithstanding anything stated to the contrary herein, Buyer shall have no right to inspect any of the occupied space in the Real Property (but Buyer may enter same if open to the public), and Buyer shall not contact or speak to any of the tenants under the Leases, unless Buyer provides Seller with no less than forty-eight (48) hours prior written notice (which notice may be given solely by email with a follow-up telephone call to Tim Helgeson at (949) 797-0356) of such intention and Seller or Seller’s representative is present during such inspections and/or discussions with tenants; any discussions with tenants shall immediately cease at the tenant’s request and any discussions with tenants must be limited to their existing tenancy and premises and may not involve any lease renegotiations. Seller agrees to make itself or its representatives reasonably available to be present during Buyer’s inspections and/or discussions with tenants. Inspections by Buyer shall not interfere with the rights of tenants. At Seller’s request, Buyer shall provide Seller (at no cost to Seller) with a copy of the results of any tests and inspections made by Buyer, excluding only market and economic feasibility studies. All inspections shall be made in accordance with all applicable laws (including, without limitation, any federal, state, and local law and guidance issued by the Centers for Disease and Control and Prevention, the State of California, and local health authorities for the limitation of the spread of any infectious diseases (including, without limitation, COVID-19)), as well as any infectious disease related (including, without limitation, COVID-19) property access procedures that may reasonably be adopted by the tenants or Seller. If any inspection or test disturbs the Real Property, Buyer will restore the Real Property to the same condition as existed before the inspection or test. Buyer shall defend, indemnify Seller and hold Seller, Seller’s trustees, officers, tenants, agents, contractors and employees and the Real Property harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanics’ and materialmens’ liens, any claims and liabilities relating to the handling of hazardous materials by Buyer, its employees, agents, contractors or representatives, any claims and liabilities arising from a purported infection from an infectious disease, including, without limitation, COVID-19, or other loss or liabilities relating to an infectious disease, including, without limitation, COVID-19, and Seller’s attorneys’ fees, arising out of or in connection with Buyer’s, or its agents’, contractors’, employees’, or invitees’ entry upon or inspection of the Real Property. The License may be revoked by Seller upon termination of this Agreement. Buyer hereby accepts the risk that it or its employees, agents or contractors may contract COVID-19 and/or other infectious disease as a result of coming onto the Property and/or entering the building located at the Property. In addition, Buyer shall cause all its employees, agents or contractors to execute and deliver to Seller prior to coming onto the Property such waivers and release of claims as Seller shall reasonably require with respect to the contracting of COVID-19 and/or other infectious diseases while present at the Property; provided, however, that in no event does Buyer provide any representation, warranty or other assurance that any such waiver and/or release is or will be enforceable. The provisions of this Section 4.3.1 shall survive the Close of Escrow or the earlier termination of this Agreement.

4.3.2    Environmental Inspections. The inspections under Section 4.3.1 may include non-invasive Phase I environmental inspections of the Real Property, but no Phase II environmental inspections or other invasive inspections or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspections or any other inspections, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval. At Seller’s request, Buyer shall deliver to Seller (at no cost to Seller) copies of any Phase II or other environmental reports to which Seller consents as provided above.
4.4    Tenant Estoppel Certificates. Seller shall endeavor to secure and deliver to Buyer by the Closing Date estoppel certificates (dated no more than 75 days before the Close of Escrow) for all Leases consistent with the information in the Rent Rolls and substantially in the form attached hereto as Exhibit D or such form as may be required under the applicable Leases. Buyer may terminate this Agreement upon two (2) business days written notice (which notice shall be given in accordance with the provisions of Section 15.1) to Seller if, no less than three (3) business days prior to the Closing Date, Seller fails to deliver to Buyer estoppel certificates (dated no more than 75 days before the Close of Escrow) substantially in the form attached hereto as Exhibit D or such form as may be required under any particular Lease (“Tenant Estoppel Certificates”), consistent, in all material respects, with Seller’s representations hereunder and with the Rent Rolls, executed by tenants (and specifically including the tenant Union Bank, N.A. under its office lease (as opposed to its retail lease)) under Leases covering at least seventy-five percent (75%) of the leased rental floor area of the Real Property and meeting the foregoing requirements. Seller will provide Buyer with the executed Tenant Estoppel Certificates promptly upon receipt thereof by Seller. Buyer shall be deemed to have approved an executed Tenant Estoppel Certificate unless it notifies Seller (which notice shall be given in accordance with the provisions of Section 15.1) in writing of its disapproval of the same within three (3) business days following its receipt of the same. At Buyer’s request, Seller hereby agrees to endeavor to obtain updated Tenant Estoppel Certificates; provided, however, notwithstanding the foregoing, under no circumstances shall Buyer’s receipt of such updated Tenant Estoppel Certificates be a condition precedent to Buyer’s obligations to consummate the transaction contemplated under this Agreement. Notwithstanding anything stated to the contrary, the requirement that Tenant Estoppel Certificates be dated no more than 75 days before the Close of Escrow as provided above shall be void and of no force and effect if the Closing Date is extended pursuant to the provisions of Sections 5.4, 7.2(e) or 15.21(c) of this Agreement, and such extension results in a Tenant Estoppel Certificate being dated more than 75 days prior to the Close of Escrow.
4.5    Contracts. Buyer shall assume the obligations arising from and after the Closing Date under the Contracts; provided, however, notwithstanding anything stated to the contrary herein, Buyer shall not be obligated to assume any of Seller’s obligations under, and Seller shall terminate at Close of Escrow, the “PMA” and leasing agreement listed in Exhibit C-1 attached hereto and made a part hereof, except that, notwithstanding Seller’s termination of the PMA and leasing agreement listed in Exhibit C-1 attached hereto, and in consideration of Seller’s terminating the same, Buyer shall be responsible for, and Buyer shall assume pursuant to the terms and provisions of the Assignment of Leases and Contracts and Bill of Sale, as hereinafter defined, all leasing commissions payable (notwithstanding the termination of the PMA and the leasing agreement) under Article IX of the leasing agreement listed in Exhibit C-1 attached hereto after the Close of Escrow arising out of the lease of space in the Property after the Close of Escrow.
In addition, to the extent the current ongoing work described on Schedule 3 attached hereto is not completed or paid for prior to the Closing Date, Buyer shall assume in writing (pursuant to the Assignment of Leases and Contracts and Bill of Sale) Seller’s obligations (whether arising before or after the Closing Date) under the construction contracts for such work and shall be entitled to a credit towards the Purchase Price equal to the remaining balance under such construction contracts (and Seller hereby agrees to provide evidence reasonably satisfactory to Buyer of the remaining balance under such construction contracts), but only to the extent (a) the same remains unpaid as of the Close of Escrow, and (b) Buyer has not otherwise received a credit towards the Purchase Price for such unpaid work under such construction contracts in the form of outstanding tenant improvement allowances for such tenants as reflected on Schedule 1-2 and pursuant to Section 5.3 hereof. With respect to any such contracts being assumed by Buyer under this Section 4.5, Seller hereby agrees to endeavor to obtain certificates executed by each of the contractors under such construction contracts prior to Closing in the form of that attached hereto as Exhibit J; provided, however, notwithstanding the foregoing, under no circumstances shall Buyer’s receipt of executed certificates under this Section 4.5 be a condition precedent to Buyer’s obligations to consummate the transaction contemplated under this Agreement. Notwithstanding anything to the contrary contained herein, without Buyer’s prior written consent, not to be unreasonably withheld, Seller shall not enter into (a) with respect to any construction contract, any amendments or change orders thereto exceeding the greater of $25,000 or 10% of the contract sum of such construction contract, or (b) new construction contracts. Without altering the provisions herein regarding Seller’s execution of new contracts or amendments of existing contracts affecting the Property (including, without limitation, construction contracts), Seller shall deliver to Buyer a copy of any new contract or contract modification affecting the Property promptly after Seller’s execution thereof.
4.6    Confidentiality. Prior to the Close of Escrow or in the event the Close of Escrow never occurs, the Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Real Property by, Buyer, its affiliates, prospective and actual lenders, prospective and actual assignees, employees, attorneys, accountants and other professionals or agents relating to the Real Property, will be treated by Buyer, its affiliates, prospective and actual lenders, prospective and actual assignees, employees and agents as confidential, and will not be disclosed to anyone (except as reasonably required in connection with Buyer’s, such lenders or assignees’ evaluation of the Real Property) except to Buyer’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Buyer if the Close of Escrow does not occur.
The terms of this Agreement will not be disclosed to anyone prior to or after the Close of Escrow except to Buyer’s and Seller’s consultants and the other parties listed in the first paragraph hereof who agree to maintain the confidentiality of such information and Seller and Buyer agree not to make any public announcements or public disclosures or communicate with any media with respect to the subject matter hereof without the prior written consent of the other party (in their sole and absolute discretion). The confidentiality provisions of this Section 4.6 shall not apply to any disclosures made by Buyer or Seller as required by law, by court order, or in connection with any subpoena served upon Buyer or Seller; provided Buyer and Seller shall provide each other with written notice before making any such disclosure. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Seller’s (or any Seller affiliate’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Seller or its affiliates, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the United States Securities and Exchange Commission) by any REIT holding an interest (direct or indirect) in Seller, and (c) to any broker/dealers in the Seller’s or any REIT’s broker/dealer network and any of the REIT’s or Seller’s investors.
5.OPERATIONS AND RISK OF LOSS
5.1    Ongoing Operations. During the pendency of this Agreement, but subject to the limitations set forth below, Seller shall carry on its businesses and activities relating to the Real Property substantially in the same manner as it did before the date of this Agreement. The new and pending lease transactions (the “New and Pending Lease Transactions”) reflected on Schedule 1-1 and Schedule 1-2 attached hereto shall be deemed approved by Buyer for purposes of this Agreement.
5.2    New Contracts. During the pendency of this Agreement, Seller will not enter into any contract that will be an obligation affecting the Real Property subsequent to the Close of Escrow (except contracts entered into in the ordinary course of business that are terminable without cause on 30-days’ notice), without the prior consent of the Buyer, which shall not be unreasonably withheld or delayed.
5.3    Leasing Arrangements. During the pendency of this Agreement, except for the New and Pending Lease Transactions, Seller shall obtain Buyer’s consent, which Buyer approves or disapproves in its discretion before entering into any new lease of space in the Real Property and before entering into a Lease amendment, expansion, or renewal. Buyer shall be deemed to have consented to any new lease or any Lease amendment, expansion, or renewal if it has not notified Seller (which notice shall be given in accordance with the provisions of Section 15.1) specifying with particularity the matters to which Buyer reasonably objects, within seven (7) days after its receipt of Seller’s written request for consent, together with a copy of the Lease amendment, expansion, or renewal or the new lease. At the Close of Escrow, (a) Buyer shall reimburse Seller for commissions, legal fees, the cost of tenant improvements, and all other leasing costs and expenses paid by Seller with respect to all New and Pending Lease Transactions entered into and listed on Schedule 1-1 attached hereto and with respect to all other Lease amendments, expansions or renewals or new leases that were entered into pursuant to this Section 5.3 between the Effective Date and the Close of Escrow in amounts approved by Buyer, (b) Buyer shall be entitled to a credit towards the Purchase Price equal to the leasing commissions, tenant improvement allowances and free rent credits referred to in Schedule 1-2 attached hereto to the extent such transaction has been entered into and the amounts set forth on Schedule 1-2 attached hereto remain unpaid and due and owing as of the Close of Escrow, and (c) Buyer shall assume in writing (pursuant to the Assignment of Leases and Contracts and Bill of Sale) Seller’s obligations (whether arising before or after the Closing Date) under the Leases referred to in Schedule 1-1 and Schedule 1-2 attached hereto (to the extent they have been entered into), and all new leases and

Lease amendments, expansions or renewals entered into in accordance with the terms of this Agreement.
5.4    Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened against the Real Property before the Close of Escrow, and risk of loss to the Real Property due to fire, flood or any other cause before the Close of Escrow, shall remain with Seller. If before the Close of Escrow the Real Property or any portion thereof shall be materially damaged, or if the Real Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Buyer may elect not to acquire the Real Property by delivering written notice of such election to Seller within five (5) business days after Buyer learns of the damage or taking, in which event Buyer shall no longer be obligated to purchase, and Seller shall no longer be obligated to sell, the Real Property. If the Closing Date is within the aforesaid 5-business day period, then the Close of Escrow shall be extended to the next business day following the end of said 5-business day period. If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect, the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Close of Escrow, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Buyer any insurance proceeds that may thereafter be made for such damage or destruction giving Buyer a credit at the Close of Escrow for any deductible under such policies. For purposes of this Section 5.4, the phrase(s) (i) “Material damage” or “Materially damaged” means damage reasonably exceeding five percent (5%) of the Purchase Price of the Real Property, and (ii) “material portion” means any portion of the Real Property that has a “fair market value” exceeding five percent (5%) of the Purchase Price of the Real Property.
6.SELLER’S AND BUYER’S DELIVERIES
6.1    Seller’s Deliveries into Escrow. No less than one (1) business day prior to the Closing Date (unless a different day is specified below), Seller shall deliver into Escrow (as such term is defined in Section 9 hereof) to the Escrow Holder the following:
(a)Deed. A deed (the “Deed”) in the form attached hereto as Exhibit E, executed and acknowledged by Seller, conveying to Buyer Seller’s title to the Real Property.
(b)Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale (“Assignment of Leases and Contracts and Bill of Sale”) in the form of Exhibit F attached hereto, executed by Seller.
(c)State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.
(d)FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller substantially in the form of Exhibit G attached hereto.

(e)Seller’s Reaffirmation. A certificate of Seller confirming whether the representations and warranties made by Seller in Section 11.1 hereof continue to be true and correct in all material respects.
(f)Owner’s Affidavit. An owner’s affidavit in the form of Exhibit K attached hereto (“Owner’s Affidavit”), executed by Seller, except that Buyer shall have no right to receive a copy of such Owner’s Affidavit.
(g)Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
(h)California Natural Hazard Disclosure Statement. On the Effective Date, a California Natural Hazard Disclosure Statement in the form attached as Schedule 2 hereto.
6.2    Buyer’s Deliveries into Escrow. No less than one (1) business day prior to the Closing Date (unless a different day is specified below), Buyer shall deliver into Escrow to the Escrow Holder the following:
(a)Purchase Price. The Purchase Price, less the Deposit that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Buyer with the Escrow Holder in immediate, same day federal funds wired for credit into the Escrow Holder’s escrow account and deposited in Escrow Holder’s escrow account no later than 1:00 p.m. (California time) on the Closing Date.
(b)Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale executed by Buyer.
(c)State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.
(d)Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
(e)California Natural Hazard Disclosure Statement. On the Effective Date, a California Natural Hazard Disclosure Statement in the form attached as Schedule 2 hereto.
6.3    Closing Statements/Escrow Fees; Tenant Notices. Concurrently with the Close of Escrow, Seller and Buyer shall deposit with the Escrow Holder executed closing statements consistent with this Agreement in the form required by the Escrow Holder and, Seller and Buyer shall execute at the Close of Escrow, and deliver to each tenant immediately after the Close of Escrow, tenant notices regarding the sale of the Real Property in substantially the form of Exhibit H attached hereto, or such other form as may be required by applicable state law.
6.4    Post-Closing Deliveries. Immediately after the Close of Escrow, to the extent in Seller’s possession, Seller shall deliver to the offices of Buyer’s property manager: the original Leases; copies or originals of all contracts, receipts for deposits, and unpaid bills; all keys, if any, used in the operation of the Real Property; and, if in Seller’s possession, any “as-built” plans and specifications of the Improvements.
7.CONDITIONS TO BUYER’S AND SELLER’S OBLIGATIONS
7.1    Conditions to Buyer’s Obligations. The Close of Escrow and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Buyer’s benefit (or Buyer’s waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the Closing Date or on the dates designated below for the satisfaction of such conditions:
(a)All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, subject to any qualifications hereafter made to any of Seller’s representations as provided for in Section 11.1 hereof;
(b)As of the Closing Date, Seller shall have performed its respective obligations hereunder and all deliveries to be made at Close of Escrow by Seller shall have been tendered;
(c)There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller’s ability to perform its respective obligations under this Agreement;
(d)There shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby;
(e)Subject to Section 4.4 above, no less than three (3) business days prior to the Closing Date, Seller shall have delivered or caused to be delivered to Buyer, Tenant Estoppel Certificates complying with the provisions of Section 4.4 above; and
(f)The Title Company shall have irrevocably committed to issue the Title Policy in accordance with the terms and conditions of this Agreement.
If, notwithstanding the nonsatisfaction of any such condition, the Close of Escrow occurs, there shall be no liability on the part of Seller for breaches of representations and warranties of which Buyer had knowledge as of the Close of Escrow.
7.2    Conditions to Seller’s Obligations. The Close of Escrow and Seller’s obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Seller’s benefit (or Seller’s waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or prior to the Closing Date or the dates designated below for the satisfaction of such conditions:

(a)All of Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;
(b)As of the Closing Date, Buyer has performed its obligations hereunder and all deliveries to be made at Close of Escrow by Buyer shall have been tendered including, without limitation, the deposit with Escrow Holder of the amounts set forth in Section 6.2(a) hereof;
(c)There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Buyer that would materially and adversely affect Buyer’s ability to perform its obligations under this Agreement;
(d)There shall exist no pending or threatened action, suit or proceeding with respect to Buyer before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby; and
(e)Seller shall have received all consents and approvals from all governmental bodies from whom such consents and approvals are necessary in order to consummate the Close of Escrow, but only to the extent Seller’s failure to obtain such consents and/or approvals would prevent Seller from consummating the Close of Escrow (the “Consent and Approval Condition”); provided, however, if the Consent and Approval Condition is not satisfied as of the Closing Date, then either Seller or Buyer (but not both parties) shall be entitled to extend the Closing Date one time to November 16, 2022 for purposes of satisfying the Consent and Approval Condition by providing written notice of the same to the other party prior to Closing. In connection therewith, Seller hereby agrees to use commercially reasonable efforts to satisfy the Consent and Approval Condition, but in no event shall Seller be obligated to incur any costs or expenses in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate unless Buyer elects, in writing, to reimburse Seller for any such excess costs or expenses for purposes of obtaining any required governmental consents or approvals to satisfy the Consent and Approval Condition. In the event the Closing Date is extended as provided in this Section 7.2(e), upon the satisfaction of the Consent and Approval Condition, Seller shall have the right to accelerate the Closing Date by providing Buyer with no less than five (5) days’ prior written notice of the same.
8.CLOSE OF ESCROW; POSSESSION
8.1    “Close of Escrow” shall mean and refer to Seller’s receipt of the Purchase Price and the other amounts due Seller in accordance with the provisions of Section 9.1(b) below. The Escrow and Buyer’s right to purchase the Real Property will terminate automatically if the Close of Escrow does not occur on or before 1:00 p.m. (California time) on the Closing Date.
8.2    Sole exclusive possession of the Real Property, subject only to the Permitted Exceptions, shall be delivered to Buyer on the Closing Date.
9.ESCROW
9.1    Closing. The escrow (the “Escrow”) for the consummation of this transaction shall be established with Escrow Holder at the address indicated in Section 15.1 hereof by the deposit of an original signed copy of this Agreement with Escrow Holder contemporaneously with the execution hereof. This Agreement shall constitute both an agreement among Buyer and Seller and escrow instructions for Escrow Holder. If Escrow Holder requires separate or additional escrow instructions which it deems necessary for its protection, Seller and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional escrow instructions (the “Additional Instructions”). In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide. The Additional Instructions shall not modify or amend the provisions of this Agreement unless otherwise agreed to in writing by Seller and Buyer.
On the Closing Date, provided that the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied or waived, Escrow Holder shall take the following actions in the order indicated below:
(a)With respect to all closing documents delivered to Escrow Holder hereunder, and to the extent necessary, Escrow Holder is authorized to insert into all blanks requiring the insertion of dates the date of the recordation of the Deed or such other date as Escrow Holder may be instructed in writing by Seller and Buyer;
(b)Deliver to Seller, in cash or current funds, the Purchase Price, plus or minus, as the case may be, the amounts determined in accordance with the provisions of Section 10 hereof, Buyer’s signed counterparts of the Assignment of Leases and Contracts and Bill of Sale and conformed copies of the recorded Deed;
(c)Record the Deed in the official records of the County in which the Real Property is located;
(d)Deliver to Buyer those items referred to in Section 6.1 hereof and a conformed copy of the recorded Deed;
(e)Cause the Title Company to issue the Title Policy for the Real Property in accordance with the provisions of Section 4.2.3 hereof; and
(f)Deliver to Seller and Buyer a final closing statement which has been certified by Escrow Holder to be true and correct.
9.2    Escrow and Title Charges.
(a)Upon the Close of Escrow, escrow, title charges and other closing costs shall be allocated between Seller and Buyer as follows:
(i)Seller shall pay: (1) the premiums for the Title Policy, (2) the cost of recording the Deed, (3) one-half (½) of any escrow fees or similar charges of Escrow Holder, and (4) all sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes or fees (City, County and State) payable in connection with the consummation of the transactions contemplated by this Agreement.

(ii)Buyer shall pay one-half (½) of any escrow fees or similar charges of Escrow Holder. If Buyer desires ALTA extended coverage for any Title Policy, Buyer shall pay the premiums and any additional costs (including any survey costs) for such coverage (additional to the premiums for standard coverage) and the cost of any endorsements to the Title Policy, if required by Buyer.
(iii)Buyer shall pay all costs incurred in connection with Buyer’s updating or recertifying the Existing Surveys or obtaining any surveys for the Real Property.
(iv)Except to the extent otherwise specifically provided herein, all other expenses incurred by Seller and Buyer with respect to the negotiation, documentation and closing of this transaction, including, without limitation, Buyer’s and Seller’s attorneys’ fees, shall be borne and paid by the party incurring same.
(b)If the Close of Escrow does not occur by reason of Buyer’s or Seller’s default under this Agreement, then all escrow and title charges (including cancellation fees) shall be borne by the party in default.
9.3    Procedures Upon Failure of Condition. Except as otherwise expressly provided herein, if any condition set forth in Sections 7.1 or 7.2 hereof is not timely satisfied or waived for a reason other than the default of Buyer or Seller in the performance of its respective obligations under this Agreement:
(a)This Agreement, the Escrow and the respective rights and obligations of Seller and Buyer hereunder shall terminate (other than the indemnity and insurance obligations of Buyer set forth in Sections 4.3.1 and 14 hereof and the confidentiality provisions of Section 4.6 hereof which shall survive such termination) at the written election of the party for whose benefit such condition was imposed, which written election must be made (i) within two (2) business days after (but, as to the condition in Section 7.1(e) above, within one (1) business day after) the date such condition was to be satisfied, or (ii) on the date the Close of Escrow occurs, whichever occurs first;
(b)Escrow Holder, or if Seller is holding the Deposit, Seller shall return the Deposit to Buyer, shall promptly return to Buyer all funds of Buyer in its possession, including the Deposit and all interest accrued thereon, and to Seller and Buyer all documents deposited by them respectively, which are then held by Escrow Holder;
(c)Buyer shall return to Seller the Property Information and Buyer shall deliver to Seller all Work Product (as such term is defined in Section 15.3 hereof); and
(d)Any escrow cancellation and title charges shall be borne equally by Seller and Buyer.
10.PRORATIONS
If the Purchase Price is received by Seller’s depository bank in time to credit to Seller’s account on the Closing Date, the day the Close of Escrow occurs shall belong to Buyer and all prorations hereinafter provided to be made as of the Close of Escrow shall each be made as of the end of the day before the Closing Date. If the cash portion of the Purchase Price is not so received by Seller’s depository bank on the Closing Date, then the day the Close of Escrow occurs shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Close of Escrow shall be credited to Buyer or charged to Buyer as applicable and the portion thereof applicable to periods ending as of Close of Escrow shall be credited to Seller or charged to Seller as applicable.
10.1    Collected Rent. All rent (including, without limitation, all base rents, additional rents and retroactive rents, and expressly excluding tenant reimbursements for Operating Costs, as hereinafter defined) and all other income (and any applicable state or local tax on rent) (hereinafter collectively referred to as “Rents”) collected under Leases in effect on the Closing Date shall be prorated as of the Close of Escrow. Uncollected Rent shall not be prorated and, to the extent payable for the period prior to the Close of Escrow, shall remain the property of Seller. Buyer shall apply Rent from tenants that are collected after the Close of Escrow first to Rents which are due to Buyer after the Close of Escrow and second to Rents which were due to Seller on or before the Close of Escrow. Any prepaid Rents for the period following the Closing Date shall be paid over by Seller to Buyer. Buyer will make reasonable efforts, without suit, to collect any Rents applicable to the period before the Close of Escrow including, without limitation, sending to tenants bills for the payment of past due Rents during the first twelve (12) month period following the Closing Date. After Closing, Seller shall not pursue collection of any Rents that were past due as of the Closing Date.
10.2    Operating Costs and Additional Rent Reconciliation. Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Real Property. To the extent that any additional rent (including, without limitation, estimated payments for Operating Costs) is paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Close of Escrow for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at the Close of Escrow. If, as of the Close of Escrow, Seller has received additional rent payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of the Close of Escrow, Buyer shall receive a credit in the amount of such excess. If, as of the Close of Escrow, Seller has received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Operating Costs as of the Close of Escrow, Seller shall receive a credit in the amount of such deficiency; provided, however, Seller shall not be entitled to the portion, if any, of such deficiency for which Seller received a credit at the Close of Escrow under clause (b) of Section 10.3 hereof. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Buyer and shall be reasonably estimated by the parties if final bills are not available.

10.3    Taxes and Assessments. Real estate taxes and assessments imposed by any governmental authority (“Taxes”) with respect to the Real Property for the relevant tax year in which the Real Property is being sold and that are not yet due and payable or that have not yet been paid and that are not (and will not be) reimbursable or payable directly by tenants under the Leases (or under leases entered into after the Close of Escrow for vacant space existing at the Close of Escrow) as Operating Costs shall be prorated as of the Close of Escrow based upon the most recent ascertainable assessed values and tax rates and based upon the number of days Buyer and Seller will have owned the Real Property during such relevant tax year. Seller shall receive a credit for any Taxes paid by Seller and applicable to (a) any period after the Close of Escrow, and (b) any period before the Close of Escrow to the extent reimbursable as Operating Costs by (i) existing tenants under the Leases and not yet received from such tenants, or (ii) future tenants that may execute leases covering space in the Real Property that is vacant as of the Close of Escrow. If, as of the Closing Date, Seller is protesting or has notified Buyer, in writing, that it has elected to protest any Taxes for the Real Property, then Buyer agrees that Seller shall have the right (but not the obligation), after the Closing Date, to continue such protest. In such case, any Taxes paid by Buyer after the Closing Date with respect to the Real Property shall be paid under protest and Buyer shall promptly notify Seller of any payments of Taxes made by Buyer with respect to the Real Property. Buyer further agrees to cooperate with Seller and execute any documents requested by Seller in connection with such protest. As to the Real Property, any tax savings received (“Tax Refunds”) for the relevant tax year under any protest, whether filed by Seller or Buyer, shall be prorated between the parties based upon the number of days, if any, Seller and Buyer respectively owned the Real Property during such relevant tax year; if such protest was filed by a Seller, any payment of Tax Refunds to Buyer shall be net of any fees and expenses payable to any third party for processing such protest, including attorneys’ fees. Seller shall have the obligation to refund to any tenants in good standing as of the date of such Tax Refund, any portion of such Tax Refund paid to Seller which may be owing to such tenants, which payment shall be paid to Buyer within fifteen (15) business days of delivery to Seller by Buyer of written confirmation of such tenants’ entitlement to such Tax Refunds. Buyer shall have the obligation to refund to tenants in good standing as of the date of such Tax Refund, any portion of such Tax Refund paid to it which may be owing to such tenants. Seller and Buyer agree to notify the other in writing of any receipt of a Tax Refund within fifteen (15) business days of receipt of such Tax Refund. To the extent either party obtains a Tax Refund, a portion of which is owed to the other party, the receiving party shall deliver the Tax Refund to the other party within fifteen (15) business days of its receipt. If Buyer or Seller fail to pay such amount(s) to the other as and when due, such amount(s) shall bear interest from the date any such amount is due to Seller or Buyer, as applicable, until paid at the lesser of (a) twelve percent (12%) per annum and (b) the maximum amount permitted by law. The obligations set forth herein shall survive the Close of Escrow and Buyer agrees that, as a condition to the transfer of the Property by Buyer, Buyer will cause any transferee to assume the obligations set forth herein.
10.4    Leasing Commissions, Tenant Improvements and Contracts. At Close of Escrow, Buyer shall assume (pursuant to the Assignment of Leases and Contracts and Bill of Sale) the obligation to pay all (a) leasing costs that are due or become due prior to the Closing Date to the extent that the same (i) arise from a new lease or any Lease amendment, extension or expansion hereafter entered into by Seller in accordance with the terms and conditions of this Agreement in amounts approved by Buyer, or (ii) arise out of any New and Pending Lease Transactions (including, without limitation, the commissions and/or tenant improvements referenced in

Section 5.3 hereof in amounts approved by Buyer), and (b) leasing costs that are due after the Closing Date, to the extent disclosed in the Leases, disclosed in any of the Property Information delivered before the date hereof, or disclosed in the Tenant Estoppel Certificates (to the extent such disclosures are consistent with the disclosures in the Leases and said Property Information. Buyer will assume the obligations arising from and after the Closing Date under the Contracts. Buyer and Seller shall each be entitled to the credits, if any, provided for in Section 5.3 herein.
10.5    Tenant Deposits. All tenant security deposits actually received by Seller (and interest thereon if required by law or contract to be earned thereon) and not applied prior to the date hereof to tenant obligations under the Leases shall be transferred or credited to Buyer at the Close of Escrow or placed in escrow if required by law. As of the Close of Escrow, Buyer shall assume Seller’s obligations related to tenant security deposits. Buyer will indemnify defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits and will reimburse Seller for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants. Seller shall not apply security deposits prior to Closing unless vacant possession is simultaneously obtained.
10.6    Utilities and Utility Deposits. Utilities for the Real Property (excluding utilities for which payment is made directly by tenants), including water, sewer, electric, and gas, based upon the last reading of meters prior to the Close of Escrow, shall be prorated. Seller shall be entitled to a credit for all security deposits held by any of the utility companies providing service to the Real Property. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and Seller shall pay at Close of Escrow the bills therefor for the period to the day preceding the Close of Escrow, and Buyer shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Close of Escrow. If Seller has paid utilities no more than thirty (30) days in advance in the ordinary course of business, then Buyer shall be charged its portion of such payment at Close of Escrow. Buyer shall be responsible for making any security deposits required by utility companies providing service to the Real Property.
10.7    Owner Deposits. Seller shall receive a credit at the Close of Escrow for all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Real Property that have been provided by Seller or any of its affiliates to any governmental agency, public utility, or similar entity (collectively, “Owner Deposits”) to the extent assignable to Buyer. To the extent any Owner Deposits are not assignable to Buyer, Buyer shall replace such Owner Deposits and obtain the release of Seller (or its affiliates) from any obligations under such Owner Deposits. To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not get a credit, such funds shall be delivered to Seller immediately upon their receipt.
10.8    Percentage Rents. Percentage rents (“Percentage Rents”) actually collected for the month in which the Close of Escrow occurs shall be prorated as of the Closing Date. Percentage Rents due after the Close of Escrow shall not be prorated; provided, however, after Buyer has completed any reconciliation of actual Percentage Rents payable and estimated

Percentage Rents paid by the subject tenants, and all reconciled amounts have been paid, a reconciliation shall be made between Seller and Buyer with regard to such Percentage Rents. Pursuant to such reconciliation, Seller and Buyer shall be entitled to their proportionate share of all Percentage Rents paid for the subject fiscal Lease year used to calculate each tenant’s Percentage Rents (less any out-of-pocket costs incurred in collecting said amounts, which shall belong to Buyer) based on the number of days of such fiscal year Seller and Buyer owned the Property (and adjusted for any amount of Percentage Rent prorated at Closing or received by Seller or Buyer). As used in this paragraph, the term “Percentage Rents” shall not include and shall have deducted from such Percentage Rent amount any “base” or “minimum” rent component which is payable each month (regardless of actual sales), which “base” or “minimum” rent component shall be prorated or otherwise handled in the manner provided in this Agreement. Buyer will make reasonable efforts, without suit, to collect all Percentage Rents payable after the Close of Escrow and relating to the period prior to the Close of Escrow, and all Percentage Rents which are delinquent as of the Close of Escrow, including, without limitation, sending to tenants bills for the payment of the same. Seller shall not pursue collection of all Percentage Rents payable after the Close of Escrow and relating to the period prior to the Close of Escrow and all Percentage Rents which are delinquent as of the Close of Escrow.
10.9    Final Adjustment After Closing. If final prorations cannot be made at the Close of Escrow for any item being prorated under this Section 10, then, provided Buyer and Seller both identify any such proration (“Post Closing Proration”) in writing before the Close of Escrow, Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Close of Escrow (but in no event later than ninety (90) days after the Close of Escrow, except that adjustments arising from any tax protest under Section 10.3 or from Percentage Rents under Section 10.8 hereof shall not be subject to such 90-day limitation, but shall be made as soon as reasonably possible), to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due no later than ninety (90) days after the Close of Escrow, except that adjustments arising from any tax protest under Section 10.3 or relating to Percentage Rents under Section 10.8 hereof shall not be subject to such 90-day limitation, but shall be made as soon as reasonably possible. Seller shall have reasonable access to, and the right to inspect and audit, Buyer’s books to confirm the final prorations for a period of one (1) year after the Close of Escrow. Notwithstanding anything to the contrary stated in this Section 10, except for any reconciliation arising out of a tax protest under Section 10.3 hereof, or arising out of Percentage Rents under Section 10.8 hereof, and except for any Post Closing Prorations (which must be determined and paid within ninety (90) days after the Close of Escrow), all prorations made under this Section 10 shall be final as of the Close of Escrow and shall not be subject to further adjustment (whether due to an error or for any other reason) after the Close of Escrow.
11.SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS
11.1    Seller’s Representations and Warranties. In consideration of Buyer’s entering into this Agreement and as an inducement to Buyer to purchase the Real Property from Seller, Seller makes the following representations and warranties to Buyer:

(a)Seller is a limited liability company organized and in good standing under the laws of the State of Delaware. Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.
(b)There is no agreement to which Seller is a party or to Seller’s Actual Knowledge binding on Seller which would prevent Seller from consummating the transaction contemplated by this Agreement.
(c)To Seller’s Actual Knowledge, except as disclosed on Schedule 4 attached hereto, Seller has received no written notice from any governmental agency in the last 12 months that the Property or the current use and operation thereof violate any applicable federal, state or municipal law, statute, code, ordinance, rule or regulation (including those relating to environmental matters), except with respect to such violations as have been fully cured prior to the date hereof.
(d)To Seller’s Actual Knowledge, except as disclosed on Schedule 4 attached hereto, Seller has not received written notice from any governmental agency of any currently pending condemnation proceedings relating to the Property.
(e)To Seller’s Actual Knowledge, except as disclosed on Schedule 4 attached hereto, except with respect to slip and fall and similar claims or matters covered by Seller’s commercial liability insurance policy, Seller has not received service of process (or written notice) with respect to any litigation that has been filed and is continuing against Seller that arises out of the ownership of the Property and would materially affect the Property or the use thereof, or Seller’s ability to perform hereunder.
(f)The Rent Roll delivered to Buyer is the rent roll for the Property generated by Seller’s property manager and used by Seller in the ordinary course of business; provided, however, Seller makes no representation or warranty as to the accuracy or completeness of such Rent Roll.
(g)To Seller's Actual Knowledge as of the Effective Date, the Leases listed in Exhibit C-2 attached hereto are all of the leases affecting the Property (including amendments relating thereto).
(h)To Seller's Actual Knowledge, Seller does not have any employees engaged in the operation or maintenance of the Property.
For purposes of this Section 11.1, the phrase “To Seller’s Actual Knowledge” shall mean the actual (and not implied, imputed, or constructive) knowledge of Tim Helgeson (whom the Seller represents is the asset manager for the Real Property), without any inquiry or investigation of any other parties, including, without limitation, the tenants and the property manager of the Real Property.

The representations and warranties made by Seller in this Agreement shall survive the recordation of the Deed until February 28, 2023, and any action for a breach of Seller’s representations or warranties must be made and filed on or before February 28, 2023. If, after the Effective Date, but before the Close of Escrow, Seller becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, Seller may notify Buyer in writing of such fact; provided, however, the foregoing shall not affect Seller’s obligation to deliver a Seller’s Reaffirmation as provided in Section 6.1(e) above. In such case, or in the event Buyer obtains information which would cause any of Seller’s representations and warranties to be untrue at Close of Escrow, Buyer, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement to the extent that the failure of any such representation or warranty to be true would have a material adverse impact on the Property, in which case the Deposit shall be immediately returned to Buyer and neither party shall have any rights or obligations under this Agreement (except for Sections 4.3.1, 15.3 and 15.5 which survive termination of this Agreement); or (ii) to the extent Buyer is not permitted to terminate this Agreement pursuant to clause (i) above, accept a qualification to Seller’s representations and warranties as of the Close of Escrow and complete the purchase and sale of the Property without any rights to recovery for breach of the unqualified representation and warranty. Other than as set forth in the immediately preceding sentence, if Buyer proceeds with the Close of Escrow, Buyer shall be deemed to have expressly waived any and all remedies for the breach of any representation or warranty discovered by Buyer prior to the Close of Escrow. Notwithstanding the foregoing or anything stated to the contrary in this Agreement, (a) the representations and warranties set forth in Section 11.1(g) herein shall automatically terminate, and shall be of no force or effect, with respect to any Lease for which Buyer receives a Tenant Estoppel, and (b) if any Seller’s representations and warranties were untrue as of the Effective Date and Seller had Actual Knowledge that such representations and warranties were untrue as of the Effective Date, then, provided Buyer terminates this Agreement pursuant to the provisions of this Section 11.1, Seller shall reimburse Buyer for Buyer’s out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses), as supported by reasonable documentation, incurred in connection with Buyer’s pursuit of the transaction contemplated by this Agreement, not to exceed Three Hundred Fifty Thousand Dollars ($350,000.00) in the aggregate.
11.2    As-Is. As of the Effective Date, Buyer will have:
(a)examined and inspected the Property and will know and be satisfied with the physical condition, quality, quantity and state of repair of the Property in all respects (including, without limitation, the compliance of the Real Property with the Americans With Disabilities Act of 1990 Pub.L. 101-336, 104 Stat. 327 (1990), and any comparable local or state laws (collectively, the “ADA”)) and by proceeding with this transaction shall be deemed to have determined that the same is satisfactory to Buyer;
(b)reviewed the Property Information and all instruments, records and documents which Buyer deems appropriate or advisable to review in connection with this transaction, including, but not by way of limitation, any and all architectural drawings, plans, specifications, surveys, building and occupancy permits, and any licenses, leases, contracts, warranties and guarantees relating to the Real Property or the business conducted thereon, and Buyer, by proceeding with this transaction, shall be deemed to have determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Buyer;

(c)reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property, and Buyer, by proceeding with this transaction, shall be deemed to have determined that the same are satisfactory to Buyer; and
(d)at its own cost and expense, made its own independent investigation respecting the Property and all other aspects of this transaction, and shall have relied thereon and on the advice of its consultants in entering into this Agreement, and Buyer, by proceeding with this transaction, shall be deemed to have determined that the same are satisfactory to Buyer.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTION 11.1 OF THIS AGREEMENT AND ANY WARRANTIES OF TITLE CONTAINED IN THE DEED     OR WARRANTIES IN THE CLOSING DOCUMENTS DELIVERED AT THE CLOSE OF ESCROW (“SELLER’S WARRANTIES”), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR SELLER’S WARRANTIES. EXCEPT FOR SELLER’S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA). BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER’S BEHALF CONCERNING THE PROPERTY. ADDITIONALLY, EXCEPT FOR SELLER’S WARRANTIES, BUYER AND SELLER HEREBY AGREE THAT (A) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS TAKING THE PROPERTY “AS IS” WITH ALL LATENT AND PATENT DEFECTS AND THAT EXCEPT FOR SELLER’S WARRANTIES, THERE IS NO WARRANTY BY SELLER THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS SOLELY RELYING UPON ITS EXAMINATION OF THE PROPERTY, AND (C) BUYER TAKES THE PROPERTY UNDER THIS AGREEMENT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED AND SELLER’S WARRANTIES).

WITH RESPECT TO THE FOLLOWING, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER SHALL NOT HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND:
1.    THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION OF ANY SOILS, TOXIC, ENVIRONMENTAL OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF;
2.    THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE PROPERTY INFORMATION) DELIVERED TO BUYER PURSUANT TO BUYER’S REVIEW OF THE CONDITION OF THE PROPERTY; OR
3.    THE CONTENT OR ACCURACY OF ANY PROJECTION, FINANCIAL OR MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO BUYER BY SELLER OR REVIEWED BY BUYER WITH RESPECT TO THE PROPERTY.
BUYER ALSO ACKNOWLEDGES THAT THE REAL PROPERTY MAY OR MAY NOT CONTAIN ASBESTOS AND, IF THE REAL PROPERTY CONTAINS ASBESTOS, THAT BUYER MAY OR MAY NOT BE REQUIRED TO REMEDIATE ANY ASBESTOS CONDITION IN ACCORDANCE WITH APPLICABLE LAW.
BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE REAL PROPERTY AND ITS SUITABILITY FOR BUYER’S INTENDED USE. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSE OF ESCROW.

/s/ JS BUYER’S INITIALS

12.BUYER’S COVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION
In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Real Property to Buyer, Buyer makes the following covenants, representations and warranties:
12.1    Buyer’s Representations and Warranties.
(a)Authority. Buyer is a limited liability company formed and in good standing under the laws of the State of Delaware. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein. There is no agreement to which Buyer is a party or to Buyer’s knowledge binding on Buyer which is in conflict with this Agreement.
(b)Executive Order 13224. To the best of Buyer’s knowledge, neither Buyer nor any of its respective affiliates or constituents, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) list of restrictions and prohibited persons (“Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.
12.2    Release. Buyer shall be deemed to have made its own independent investigation of the Property, the Property Information and the presence of Hazardous Materials on the Real Property as Buyer deems appropriate. Accordingly, subject to the representations and warranties of Seller expressly set forth in Section 11.1 hereof, Buyer, on behalf of itself and all of its officers, directors, shareholders, employees, representatives and affiliated entities (collectively, the “Releasors”) hereby expressly waives and relinquishes any and all rights and remedies Releasors may now or hereafter have against Seller, its successors and assigns, partners, shareholders, officers and/or directors (the “Seller Parties”), whether known or unknown, which may arise from or be related to (a) the physical condition, quality, quantity and state of repair of the Real Property and the prior management and operation of the Real Property, (b) the Property Information or any other information relating to the Property provided to Buyer by Seller or Seller’s agents, (c) the Real Property’s compliance or lack of compliance with any federal, state or local laws or regulations, and (d) any past, present or future presence or existence of Hazardous Materials on, under or about the Real Property or with respect to any past, present or future violation of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights and remedies Releasors may now or hereafter have under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, and any similar state, local or federal environmental law, rule or regulation, and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Real Property under Section 107 of CERCLA (42 U.S.C.A. §9607). As used herein, the term “Hazardous Material(s)” includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (1) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, or any agency of the United States government, (2) any other material, substance, or waste which is defined or regulated as a hazardous material, extremely hazardous material, hazardous waste or toxic substance pursuant to any laws, rules, regulations or orders of the United States government, or any local governmental body, (3) asbestos, (4) petroleum and petroleum based products, (5) formaldehyde, (6) polychlorinated biphenyls (PCBs), and (7) freon and other chlorofluorocarbons. In addition, Buyer, on behalf of itself and the other Releasors, hereby knowingly and intentionally waives any and all claims and causes of action it may have against Seller Parties with respect to COVID-19 and/or other infectious diseases so contracted by Buyer and/or Releasors or any of its employees, agents or contractors at the Property as a result of its inspection of the Property and releases Seller Parties from any and all claims, actions, causes of action, liabilities, losses, damages, costs and/or expenses resulting from or relating to it or any of its employees, agents or contractors contracting COVID-19 or any other infectious disease while present at the Property.

BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
BY INITIALING BELOW, BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES.

/s/ JS BUYER’S INITIALS
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ASSUMES ALL RISK AND LIABILITY RESULTING OR ARISING FROM, OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF, THE PROPERTY.
THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY BUYER, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSE OF ESCROW AND THE RECORDATION OF THE DEED AND SHALL NOT BE DEEMED MERGED INTO THE DEED UPON ITS RECORDATION.

12.3    ERISA. Buyer is not purchasing any of the Property with “plan assets” of an Employee Benefit Plan subject to Title I of the Employee Retirement Income Security Act of 1974 (as amended from time to time, the “Act,” and together with any regulation, rule or judicial or administrative case, order, or pronouncement arising under or connected with the Act, “ERISA”) or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Buyer shall take all actions reasonably requested by Seller for the purpose of ensuring, to Seller’s satisfaction, that the transactions contemplated herein will comply with ERISA and not result in an imposition of an excise tax under Section 4975 of the Code; such actions shall include, without limitation, the making of such further representations and warranties as Seller’s counsel reasonably deems necessary to ensure that neither this Agreement nor any of the transactions contemplated herein will violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code. In the event that this Agreement, or any transaction or other action by Seller in connection herewith, shall be deemed to violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code, Seller may immediately terminate this Agreement (without any liability to Seller) in accordance with, and subject to the terms and conditions of, Section 9.3 hereof as if such termination arose from a failed condition under Section 9.3 hereof.
12.4    Indemnification. Buyer hereby agrees, at its sole cost and expense, to indemnify, protect, hold harmless and defend (with counsel of Seller’s choice) the Seller Parties from any and all claims, liabilities, suits, demands, obligations, duties, acts, omissions, causes of action, damages, losses, and indemnification obligations of every type, kind, nature, description or character whatsoever, and irrespective of how, why, or by what reason or facts now existing or hereafter arising, or which could, might, or may be claimed to exist, whether known or unknown, suspected or unsuspected, which in any way arise out of, are connected with, pertain or relate to, either directly or indirectly, the Property, including, without limitation, the physical, environmental, title, leasing, and financial condition of the Property and Property operations, except to the extent any of the foregoing relates to a breach of any of Seller’s representations hereunder. The provisions of this Section 12.4 shall survive the Close of Escrow and shall not be deemed merged into the Deed upon its recordation.
12.5    Natural Hazard Disclosure. Buyer acknowledges that Seller has commissioned the Title Company or its affiliate to prepare a natural hazard disclosure statement for the Property (the “Natural Hazard Disclosure”), including the matters required by Article 1.7 of the California Civil Code (currently Section 1103 through 1103.15). Buyer acknowledges that this transaction is not subject to such Article 1.7, but that, nevertheless, the Natural Hazard Disclosure shall serve to satisfy any and all disclosure requirements relating to the matters referenced in the Natural Hazard Disclosure. Seller does not warrant or represent either the accuracy or completeness of the information in the Natural Hazard Disclosure, and Buyer shall use same merely as a part in its overall investigation of the Property.
12.6    Environmental Disclosure. Buyer acknowledges and agrees that Seller has indicated that the sole inquiry and investigation that Seller has conducted in connection with the environmental condition of the Property is to obtain the environmental report(s) made available to Buyer as part of the Property Information, and that, for all purposes, including California Health and Safety Code Section 25359.7, Seller has acted reasonably in solely relying upon said inquiry and investigation. Buyer further acknowledges and agrees that Seller’s making available to Buyer any environmental report(s) as part of the Property Information shall constitute notice to Buyer of any environmental condition disclosed therein, which shall be deemed to satisfy the notice requirements under California Health and Safety Code Section 25359.7.
12.7    Disclosure of California Civil Code Section 1101.5; Los Angeles Municipal Code Chapter XII, Section 122.03.
12.7.1    In accordance with the requirements of California Civil Code Section 1101.5(e), Seller hereby discloses the following: (1) California Civil Code Section 1101.5(a) provides as follows: “(a) On or before January 1, 2019, all noncompliant plumbing fixtures in any multifamily residential real property and in any commercial real property shall be replaced with water-conserving plumbing fixtures”; and (2) to Seller’s Actual Knowledge, as defined in Section 11.1, the Property does not have any such noncompliant plumbing fixtures.
12.7.2    In accordance with the provisions of Los Angeles Municipal Code Chapter XII, Section 122.03, Seller hereby agrees to the following: (a) Seller shall comply with the requirements of said Section 122.03, and (b) prior to the Closing Date, Seller shall execute and/or complete, and deliver or submit, to the appropriate parties, the Certificate of Compliance or Owner-Certified Notice of Compliance provided for under said Section 122.03, and such other documentation reasonably required pursuant to the provisions of said Section 122.03.
13.DEFAULT AND DAMAGES
13.1    DEFAULT BY BUYER. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT (AFTER ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, CANCEL THE ESCROW AND RECEIVE (OR RETAIN, IF SELLER ALREADY HOLDS THE DEPOSIT) THE DEPOSIT AS LIQUIDATED DAMAGES AND ESCROW HOLDER SHALL IMMEDIATELY DELIVER (UNLESS IT HAS ALREADY DONE SO) THE DEPOSIT TO SELLER. SUCH RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO

SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION.

NOTHING IN THIS SECTION 13.1 SHALL (A) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS’ FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 15.5 OR (B) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN SECTION 4.3.1 AND SECTION 14 HEREOF. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials: /s/ CJS Buyer’s Initials: /s/ JS

13.2    Default by Seller. If Seller defaults in its obligations to sell and convey the Property to Buyer pursuant to this Agreement, Buyer’s sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Buyer shall be entitled to the return by the Escrow Holder to Buyer of the Deposit, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought as to the Property within 30 days of such Seller’s default, Buyer’s waiving the right to bring suit at any later date to the extent permitted by law. This Agreement confers no present right, title or interest in the Property to Buyer and Buyer agrees not to file a lis pendens or other similar notice against the Real Property except in connection with, and after, the proper filing of a suit for specific performance.
14.BROKER’S COMMISSIONS
Except for Newmark, Seller’s broker (whose commission shall be paid by Seller pursuant to a separate agreement between Seller and Seller’s broker), and Cushman & Wakefield, Buyer’s broker (whose commission shall be paid by Buyer pursuant to a separate agreement between Buyer and Buyer’s broker), neither party hereto has had any contact or dealing regarding the Real Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the sale contemplated herein. In the event that any other broker or finder perfects a claim for a commission or finder’s fee, the party responsible for the contact or communication on which the broker or finder perfected such claim shall indemnify, save harmless and defend the other party from said claim and all costs and expenses (including reasonable attorneys’ fees) incurred by the other party in defending against the same.

15.MISCELLANEOUS PROVISIONS
15.1Notices. All written notices or demands of any kind which either party hereto may be required or may desire to serve on the other in connection with this Agreement shall be served by personal service, by registered or certified mail, recognized overnight courier service or email transmission. Any such notice or demand so to be served by registered or certified mail, recognized overnight courier service or email transmission shall be delivered with all applicable delivery charges thereon fully prepaid and, if the party so to be served be Buyer, addressed to Buyer as follows:
c/o Waterbridge Capital
12 East 49th Street, 16th Floor
New York, New York 10017
Attn: Joel Schreiber
Email: jswaterbridge.com
with a copy thereof to:
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attn: Thomas D. Kearns
Email: tkearns@olshanlaw.com
and, if the party so to be served be Seller, addressed to Seller as follows:
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attention: Tim Helgeson
Telephone No: (949) 797-0356
Email: thelgeson@kbs.com
with copies thereof to:
James Chiboucas, Esq.
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Telephone No.: (949) 417-6555
Email: jchiboucas@kbs.com
and
Greenberg Traurig
18565 Jamboree Road, Suite 500
Irvine, California 92612
Attention: L. Bruce Fischer, Esq.

Telephone No.: (949) 732-6670
Email: fischerb@gtlaw.com
and, if the party to be served be Escrow Holder, addressed to Escrow Holder as follows:
Commonwealth Land Title Insurance Company
4100 Newport Place Drive, Suite 120
Newport Beach, California 92660
Attention: Karen Price
Telephone No.: (949) 724-3144
Email: karen.price@cltic.com
Service of any such notice or demand so made by personal delivery, registered or certified mail or recognized overnight courier shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or, as to email transmissions, except as otherwise provided herein, upon confirmation of transmission generated by the sender’s machine (provided that a copy of such notice or demand is delivered by any of the other methods provided above within one (1) business day following delivery of such email transmission), as applicable. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which or a different person to whose attention all such notices or demands are thereafter to be addressed. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party. Notwithstanding any of the foregoing to the contrary, for so long as the COVID-19 pandemic continues and any of the addressees is subject to governmental regulations or recommendations such as “stay at home” or similar actions restricting or limiting access to their place of work, no notice shall be effective unless also provided to the email addresses listed or referenced above.
15.2    Assignment; Binding on Successors and Assigns. Except as set forth below, prior to Closing, Buyer shall not assign, transfer or convey its rights or obligations under this Agreement or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion; provided, however, Buyer may assign its rights under this Agreement without Seller’s consent to a single entity Affiliate (as hereinafter defined), so long as (i) Buyer provides Seller with notice of such assignment at least ten (10) days before the Closing Date of its intentions to assign its rights under this Agreement to the Affiliate, which notice must be accompanied by the name of such assignee and such assignee’s signature block, (ii) the Affiliate assumes, jointly and severally, in writing Buyer’s obligations hereunder and the Affiliate agrees in writing to be subject to all of the terms and conditions set forth in this Agreement pursuant to an assignment and assumption agreement substantially in the form attached hereto as Exhibit L and made a part hereof (the “Assignment and Assumption Agreement”), (iii) Buyer shall not be released from its obligations hereunder; and (iv) the assignee to which Buyer is assigning this Agreement is able to make the representation and warranty in Section 12.1(b) herein without violating the same. As used in this Section 15.2, the term “Affiliate” means (a) an entity (which may not consist of more than one entity) that directly or indirectly controls, is controlled by or is under common control with the Buyer, (b) any fund or entity sponsored by Buyer, or (c) an entity (which may not consist of more than one entity) at least a majority of whose economic interest is owned by Buyer; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations. Any attempted assignment in violation of the provisions of this Section 15.2 shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve the assigning party from its liability under this Agreement. Subject to the foregoing, and except as provided to the contrary herein, the terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property
In addition to the rights granted Buyer in the first paragraph of this Section 15.2, Buyer shall have the right simultaneously with the Closing to enter into one or more assignments of this Agreement including, without limitation, one or more Partial Assignments and Assumption Agreements, pursuant to which, among other things, Buyer or an assignee will acquire fee title to the Real Property and Improvements (“Fee Buyer”) and Buyer or an assignee will separately acquire a leasehold interest (“Leasehold Buyer”) in the Real Property and Improvements, between Fee Buyer as landlord and Leasehold Buyer as tenant.  In such event, (a) the Deed will name the Fee Buyer as the “Buyer” thereunder so that the Real Property and Improvements will be transferred to Fee Buyer, and (b) the Assignment of Leases and Contracts and Bill of Sale will name the Leasehold Buyer as the “Buyer” thereunder so that the Personal Property, Contracts and Leases will be transferred to Leasehold Buyer; provided, however, the provisions in clauses (i) (advance notice), (iii) (no release of Buyer) and (iv) (Section 12.1(b) representation) shall apply to the assignments in this paragraph; provided further, however, clause (ii) of such first paragraph shall apply to the assignments in this paragraph, but Leasehold Buyer shall only assume in writing all post-closing obligations of Buyer under this Agreement.  Neither the Fee Buyer nor Leasehold Buyer need be Affiliates of Buyer.
Each of such Fee Buyer and Leasehold Buyer shall be entitled to enforce their respective post-closing rights under this Agreement.
Except as otherwise expressly set forth herein, Seller is not (and will not be) (i) a party to Buyer’s Ground Leasehold Transactions (as hereinafter defined), (ii) involved with Buyer’s Ground Leasehold Transactions in any respect, and/or (iii) obligated, responsible and/or liable for and/or as a result of Buyer’s Ground Leasehold Transactions.
Buyer shall protect, defend, indemnify, and hold harmless Seller from and against all costs or expenses arising out of or in connection with Buyer’s Ground Leasehold Transactions, except to the extent any of the same are caused solely by the breach, gross negligence or willful misconduct of Seller or arise under the terms of the Purchase Agreement.
As used herein, the term “Buyer’s Ground Leasehold Transactions” collectively means and refers to Buyer’s bifurcated fee and ground leasehold arrangement with respect to the Real Property and Improvements (or applicable portion(s) thereof), the ground leasehold agreement to be entered into on or after the Closing Date (as the same may be amended, supplemented, restated and/or assigned from time to time) and all applicable transactions, agreements and/or arrangements that have been and/or will be entered into by or on behalf of Fee Buyer, Leasehold Buyer and/or any of their respective Affiliates, designees, successors and/or assigns in furtherance of, in connection with and/or otherwise relating to the foregoing, including, without limitation, all transactions, agreements and arrangements involving Buyer’s financing and any other source(s) of funds used to satisfy Buyer’s payment obligations under this Agreement; provided, however, for the avoidance of doubt, “Buyer’s Ground Leasehold Transactions” excludes this Agreement, the Seller’s closing deliveries hereunder, the Buyer’s closing deliveries hereunder and/or any other deliverables that are entered into, given and/or accepted by Seller for the Closing.
The provisions of this Section 15.2 shall survive the Closing without limitation.
15.3    Work Product. Effective upon and in the event of a termination of this Agreement for any reason, Buyer shall assign and deliver to Seller (at no cost to Seller), and does hereby assign without the need for any further act or instrument (at no cost to Seller), all reports, plans, studies, documents, written information and the like which has been generated by Buyer’s third party consultants, whether prior to the Opening of Escrow or during the period of Escrow in connection with Buyer’s proposed acquisition, development, use or sale of the Real Property (collectively, the “Work Product”). In such event, Buyer shall deliver the Work Product which has been assigned to Seller not later than five (5) days after the date of the termination of this Agreement. The Work Product shall be fully paid for and shall not be subject to any lien, encumbrance or claim of any kind. Buyer shall also return all materials and information (including, without limitation, the Property Information) given to it by Seller or its consultants during Escrow, in the same condition as delivered to Buyer.
15.4    Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by Seller or Buyer, Seller and Buyer hereby agree to perform, execute and deliver, or cause to be performed, executed and delivered, on the Closing Date or thereafter any and all such further acts, deeds and assurances as Buyer or Seller, as the case may be, may reasonably require in order to consummate fully the transactions contemplated hereunder.
15.5    Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought or if an attorney is retained for the enforcement of this Agreement or any portion thereof, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other reimbursement for the reasonable fees of attorneys and other costs (including court costs and witness fees) incurred by it, in addition to any other relief to which it may be entitled. The term “prevailing party” means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.
15.6    Survival of Representations, Warranties, Covenants, Obligations and Agreements.
(a)Except as otherwise expressly provided below in this Section 15.6, none of the representations, warranties, covenants, obligations or agreements contained in this Agreement shall survive the Close of Escrow or the earlier termination of this Agreement.
(b)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Buyer under Sections 4.3.1 and 14 hereof and the provisions of Sections 4.6, 11.2, 13.2, 15.3, 15.5, 15.17, 15.19 and 15.20 hereof (collectively, the “Surviving Termination Obligations”) shall survive the termination of this Agreement without limitation, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Termination Obligations shall be actionable and enforceable at any time after the date of the termination of this Agreement.
(c)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Buyer under Sections 4.3.1, 14 and 10.5 hereof, the provisions of Sections 4.6, 10.1, 10.3, 10.4, 10.8, 10.9, 11.2, 12.1, 12.2, 12.3 and 12.4 that relate to Buyer and the provisions of Sections 15.2, 15.5, 15.17, 15.19 and 15.20 hereof (collectively, the “Surviving Closing Obligations”) shall survive the Close of Escrow without limitation, and shall not be merged with the recording of the Deed, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Closing Obligations shall be actionable and enforceable at any time after the Closing.
(d)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Seller under Section 14 hereof and the provisions of Section 11.1 hereof (collectively, the “Limited Surviving Closing Obligations”) shall survive the Close of Escrow and the execution and delivery of the Deed until February 28, 2023, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Limited Surviving Closing Obligations shall be actionable and enforceable if and only if notice of such claim is given to the party which allegedly breached such representation or warranty, or breached such covenant, obligation or agreement, on or before February 28, 2023. Notwithstanding anything stated to the contrary in this Agreement, in no event shall Seller’s liability, if any, with respect to any Limited Surviving Closing Obligations and/or any Surviving Closing Obligations exceed Three Million One Hundred Forty Thousand Dollars ($3,140,000) in the aggregate and, subject to Section 15.5 above, the costs of enforcing such claim.
15.7    Entire Agreement. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the parties intend for the literal words of this Agreement to govern and for all prior negotiations, drafts, and other extrinsic communications, whether oral or written, to have no significance or evidentiary effect. The parties further intend that neither this Agreement nor any of its provisions may be changed, amended, discharged, waived or otherwise modified orally except only by an instrument in writing duly executed by the party to be bound thereby. The parties hereto fully understand and acknowledge the importance of the foregoing sentence and are aware that the law may permit subsequent oral modification of a contract notwithstanding contract language which requires that any such modification be in writing, but Buyer and Seller fully and expressly intend that the foregoing requirements as to a writing be strictly adhered to and strictly interpreted and enforced by any court which may be asked to decide the question. Each party hereto acknowledges that this Agreement accurately reflects the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waive any claim against the other party which such party may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement.
15.8    Governing Law. This Agreement shall be governed by the laws of the State of California.

15.9    Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
15.10    Headings; Construction. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa. The use in this Agreement of the term “including” and related terms such as “include” shall in all cases mean “without limitation.” All references to “days” in this Agreement shall be construed to mean calendar days unless otherwise expressly provided and all references to “business days” shall be construed to mean days on which national banks are open for business.
15.11    Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and failure to perform timely any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of, and non-curable (but waivable) default under this Agreement by the parties so failing to perform.
15.12    Partial Validity; Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
15.13    No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns, and no third party is intended to, or shall have, any rights hereunder.
15.14    Waiver of CC Section 1662. Seller and Buyer each expressly waive the provisions of California Civil Code Section 1662 and hereby agree that the provisions of Section 5.4 hereof shall govern their obligations in the event of damage or destruction to the Real Property or condemnation of all or part of the Real Property.
15.15    Joint Product of Parties. This Agreement is the result of arms-length negotiations between Seller and Buyer and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Agreement and this Agreement shall not be construed against either party.
15.16    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in California, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise expressly provided herein, the last day of any period of time described herein shall be deemed to end at 5:00 p.m. (California time).
15.7    Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
15.18    Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereby waive any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
15.19    No Personal Liability. Notwithstanding anything stated to the contrary herein, Seller’s liability under this Agreement shall be limited to Seller’s interest in the Property and neither Seller, Seller’s constituent partners and/or members, Seller’s asset manager, nor Seller’s directors, employees or agents shall have any personal liability hereunder.
15.20    Joint and Several Liability. In the event Buyer is composed of Fee Buyer and Leasehold Buyer as provided in Section 15.2 above, then all obligations and liabilities of Buyer under this Agreement shall be joint and several as to each of Fee Buyer and Leasehold Buyer.
15.21    Additional Closing Procedures.
(a)Closing Deliveries.  Notwithstanding anything to the contrary contained in this Agreement, Seller and Buyer agree that, upon the occurrence of a Postponing Event (as defined below) delivery of PDF signatures of executed Closing documents delivered via email to Buyer, Seller and/or Escrow Holder (and counsel to Buyer and Seller), as applicable, will be deemed duly delivered in accordance with the terms of this Agreement, other than the Deed.
(b)Gap Closing.   Buyer acknowledges and agrees that the Close of Escrow may be effectuated through a “gap” or ‘New York style” closing, which means that the Close of

Escrow may occur without the concurrent or prior recordation of the Deed, so long as the Title Company has issued, or irrevocably committed to issue, the Title Policy in accordance with the terms and conditions of this Agreement.
(c)Postponing Event.  Notwithstanding anything stated to the contrary in this Agreement, to the extent a Postponing Event has occurred on a Key Performance Date or the business day immediately prior to a Key Performance Date, such Key Performance Date shall automatically be extended until the date that is two (2) business days following a Postponing Event Cure and delivery of written notice by either Buyer or Seller to the other of such Postponing Event Cure.  Further, and notwithstanding anything to the contrary contained herein, in the event the Postponing Event (a) results in the then scheduled Closing Date being extended beyond November 30, 2022, either party shall have the right to terminate this Agreement by notifying the other of such election prior to the completion of a Postponing Event Cure.  Upon a termination of this Agreement as set forth in this Section 15.21, Escrow Holder shall disburse the Deposit to Buyer, and, upon such disbursement, this   Agreement shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other except for those provisions hereof which by their terms expressly survive the termination of this Agreement.
For purposes hereof, the terms below shall have the following definitions:
“Postponing Event” shall mean an event, development, condition or state of facts that: (a) prevents Federal Express and the United Parcel Service from being able to pick up packages from, or deliver packages to, Buyer, Seller, Escrow Holder or the applicable legal counsel of any of the foregoing, or (b) results in the closure of the Escrow Holder’s  or Title Company’s offices; provided that it shall not be a Postponing Event if a replacement escrow agent within the same national title insurance company agrees to act as escrow agent pursuant to the terms of the Purchase Agreement at no additional cost or liability to either party, or (c) the closing of the local recording office or the inability of the local recording office to record, and, in either case, the Title Company is unable or unwilling to issue the Title Policy under Section 4.2.3 of this Agreement.
“Postponing Event Cure” shall mean with respect to any Postponing Event (i) described in clause (a) of the definition thereof, the resumption of pick-up and overnight deliveries by any nationally recognized overnight courier, (ii) described in clause (b) of the definition thereof, the reopening of the Escrow Agent’s and Title Company’s offices, or (iii) described in clause (c) of the definition thereof, the reopening of such local recording office.
“Key Performance Date” shall mean, (x) with respect to clause (a) of the definition of “Postponing Event”, the Closing Date or the business day prior to the Closing Date, and (y) with respect to all other clauses of the definition of “Postponing Events”, the Closing Date.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
[Signatures on following pages]

“BUYER” WB UNION PLAZA HOLDINGS LLC, a Delaware limited liability company By: /s/ Joel Schreiber Name: Joel Shcreiber Its: Member

“SELLER”
KBSII 445 SOUTH FIGUEROA, LLC,
a Delaware limited liability company

By:    KBSII REIT ACQUISITION XV, LLC,
    a Delaware limited liability company,
    its sole member

    By:    KBS REIT PROPERTIES II, LLC,
        a Delaware limited liability company,
        its sole member

        By:    KBS LIMITED PARTNERSHIP II,
            a Delaware limited partnership,
            its sole member

            By:    KBS REAL ESTATE INVESTMENT TRUST II, INC.,
                a Maryland corporation,
                its general partner

                By:    /s/ Charles J. Schreiber, Jr.
                    Charles J. Schreiber, Jr.,
                                                            Chief Executive Officer

AGREED TO THIS 20th DAY OF JULY, 2022, AS TO PROVISIONS RELATING TO ESCROW HOLDER: COMMONWEALTH LAND TITLE INSURANCE COMPANY By /s/ Karen Price Its AVP, National Commercial Escrow Officer

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	Description of Real Property
EXHIBIT B	Description of Personal Property
EXHIBIT C-1	List of Contracts
EXHIBIT C-2	List of Leases
EXHIBIT D	Form of Tenant Estoppel Certificate
EXHIBIT E	Form of Deed
EXHIBIT F	Form of Assignment of Leases, Contracts and Bill of Sale
EXHIBIT G	Form of FIRPTA Affidavit
EXHIBIT H	Form of Tenant Notice
EXHIBIT I	Title Report Exceptions
EXHIBIT J	Form of Contractor’s Certificate
EXHIBIT K	Form of Owner’s Affidavit
EXHIBIT L	Form of Assignment and Assumption of Purchase Agreement
SCHEDULE 1-1	Description of New and Pending Lease Transactions (Buyer’s Responsibility)
SCHEDULE 1-2	Description of New and Pending Lease Transactions (Seller’s Responsibility)
SCHEDULE 2	Natural Hazard Disclosure Statement
SCHEDULE 3	Ongoing Work
SCHEDULE 4	Disclosures

EXHIBIT A
Description of Real Property
A-1

EXHIBIT B
Description of Personal Property

Location	Item
Parking	2 Office Computers
Parking	1 Printer
Parking	1 Server for Parking Equipment
Parking	1 Validator
Parking	1 Portable Credit Card Machine
Parking	6 Motorola Radios
Parking	2 Desk Chairs
Parking	1 Valet computer at Podium
Parking	2 Stools for valet
Security	4 Console computers
Security	4 Office computers
Security	5 Desk chairs
Security	1 Elevator chair
Security	2 Lenovo tablets
Security	2 iPad tablets
Security	1 Printer
Security	1 Card printer
Security	1 Shredder
Security	1 Laminator
Security	24 Umbrellas
Security	17 Rope Stanchion
Security	18 Barricades
Security	10 Fence Sections
Security	10 Hytera radios
Security	10 Motorola radios

Security	1 SL750 radio
BMO	Conference Table	1
BMO	Chairs	27
BMO	Plant Stand	1
BMO	Plants	2
BMO	Picture Frames	2
BMO	Desk Setups	5
BMO	Filing Cabinets	5
BMO	Bookcases	3
BMO	Trash Cans	8
BMO	Recycle Bins	3
BMO	Water Filter	1
BMO	Microwave	1
BMO	Coffee Machine	1
BMO	Toaster Oven	1
BMO	Dishwater	1
BMO	Fridge	1
BMO	Kitchen Table	1
BMO	Shredder	1
BMO	Copier	1
BMO	Phones	5
BMO	Monitors	10
Engineering Office	3 Office Computers – Dell Optiplex
Engineering	1 Siemens PC
Engineering	1 FireWorks PC
Engineering	1 HP printer

Engineering	2 Xerox printers
Engineering	2 unusable windows 7 laptops
Engineering	1 Ipad – m# ME993LL/A s#DPM6US4F4YD
Engineering	8 office chairs
Engineering	2 office desks
Engineering	6 Motorola radios
Engineering	6 Hytera radios
Engineering	3 Polycom phones
Engineering	BRADY S3100 label printer
Engineering	Brother P-touch Machine
Janitorial	1 – Hytera Radio
Janitorial	6 – Motorola Radios
Janitorial	1 – Motorola SL7550e
Janitorial	1 – Dell Computer Monitor
Janitorial	1 – Desk Chair
Janitorial	2 – office chairs
Janitorial	1 – Mini Refrigerator
Janitorial	1 – Polycom Telephone
Janitorial	1 – Printer
Janitorial	1 – Lenovo Laptop Serial #PC-05K5R4	Owned by Vendor
Janitorial	1 – Protexus Cordless Backpack Sprayer
Janitorial	1 – 17’Floor Machine
Janitorial	1 – High Speed Burnisher
Janitorial	2 – Wet vacuum
Janitorial	2 – Carpet Extractor
Janitorial	2 – Walk Behind Auto Scrubber

Janitorial	1 – Gas Powered Blower
Janitorial	1 – Battery Powered Blower
Janitorial	1 – Cordless Porter Vacuum
Janitorial	2 – Pro Team HEPA upright Vacuum
Janitorial	2 – Floor Fans
Janitorial	2 – Pressure Washer
Janitorial	12 – Trash/Recycle Barrels
Janitorial	2 – Restroom Carts
Janitorial	8 – upright vacuums
Janitorial	1 – Backpack vacuum
Janitorial	8 – mop buckets
Janitorial	1 – Window Washing kit
Janitorial	1 – Escalator Cleaning kit

NOTE;	All computers are building owned except as noted above.

EXHIBIT C-1
List of Contracts

Vendor	Description
Allied Universal	Security
ABM Janitorial	Janitorial Services
ABM Onsite	Engineering Services
Ampco/ABM	Parking Services
Cityscape	Landscape Services
ADT (Red Hawk)	FLS Service
DC Environmental	Trash Services
Isotech	Pest Control Services
Siemans	Building Automation System
Soft Point Media	IT- Internet, Phone and Voice
Schindler (BOCA)	Elevator/Escalator
Canon	Office Copier Lease
Cushman & Wakefield	PMA
Cushman & Wakefield	Leasing Services
Centrio	Heated Water Side Letter Agreement
Centrio	Chilled Water Service
MPM	Window Washing Services
Sky Tech	Annual Certification

C-1-1

EXHIBIT C-2
List of Leases

C-2-1

EXHIBIT D
Form of Tenant Estoppel Certificate
(Attached)
D-1

TENANT ESTOPPEL CERTIFICATE
The undersigned (“Tenant”) hereby certifies to _______________________________________, a ________________________________ (“Landlord”), and ________________________, a _____________________________, and its successors and assigns (collectively, “Buyer”), as of the date of this estoppel certificate (“Estoppel Certificate”):
A.    Tenant is the Lessee under that certain Lease dated ________________ relating to __________________ (the “Premises”), together with any amendments thereto (collectively, the “Lease”).
B.    The dates of all amendments to the Lease are as follows:
C.    There are no other agreements, oral or in writing, between Landlord and Tenant with respect to the Premises excepted as identified above.
D.    The Lease is in full force and effect.
E.    To Tenant’s actual knowledge, no default exists under the Lease by Landlord.
F.    To Tenant’s actual knowledge, Tenant has no claim or demand against the Landlord.
G.    Monthly base rent is equal to $______ and has been paid through _________________, 20__.
H.    Tenant’s security deposit held by Landlord is $______________________.
I.     Tenant has no right or option to purchase any portion of the real property upon which the Premises are situated.

Tenant acknowledges that this Estoppel Certificate is being given in order to induce Buyer to purchase the property of which the Premises are a part, and to take on the obligations of Landlord. Buyer and its lenders are entitled to rely upon this Estoppel Certificate.
Dated:__________________, 20__

“TENANT” By: (Print Name) (Title)

D-2

EXHIBIT E
Form of Deed
(Attached)

RECORDING REQUESTED BY:
WHEN RECORDED MAIL TO:
[.................................................................................]
MAIL TAX STATEMENTS TO:
[.................................................................................]

(Space Above Line For Recorder’s Use Only)
APN:____________________________
THE UNDERSIGNED GRANTOR DECLARES: DOCUMENTARY TRANSFER TAX IS $______________
_____ Computed on full value of property conveyed, or
_____ Computed on full value less liens and encumbrances remaining at time of sale.
_____ Unincorporated area _____ City of _______________________________

GRANT DEED
W I T N E S E T H:
FOR AND IN CONSIDERATION of the sum of ________________ Dollars ($____________) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _______________________________________, a ______________________________ (hereinafter “Grantor”), whose address is ____________________________________, 800 Newport Center Drive, Suite 700, Newport Beach, CA 92660, Attn: _________________, hereby GRANTS, SELLS AND CONVEYS to _______________________, a ____________________________ (hereinafter “Grantee”), whose address is ____________________________________________________, Attn: _________________, the lots, tracts, or parcels of land or real property lying, being, and situated in the City of ________, County of ______, State of ________, more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all improvements thereon and fixtures affixed thereto and all privileges, easements, tenements and appurtenances thereon or in any way appertaining to such real property (collectively, the “Property”).
THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO : (a) all liens, encumbrances, easements, covenants, conditions, and restrictions of record; (b) all interests of tenants in possession of the Property; (c) all matters that would be revealed or disclosed in an accurate survey of the Property; (d) a lien not yet delinquent for taxes, and any general or special assessments against the Property; (e) zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting or regulating the use, occupancy, or enjoyment of the Property; and (f) any exception for liens (and/or potential liens) for services, labor or materials heretofore or hereafter furnished to the Property for which Grantee received a credit from the Grantor, for which Grantee is expressly responsible for payment pursuant to any agreement entered into by and between Grantor and Grantee, and/or which arises from any services, labor or materials contracted for by any tenant at the Property and with respect to which any such tenant is responsible for payment under the terms of its Lease.
TO HAVE AND TO HOLD the Property with all rights, privileges, appurtenances, and immunities thereto belonging or in any way appertaining unto the said Grantee and unto Grantee’s heirs, successors, and assigns forever.
IN WITNESS WHEREOF, the undersigned has executed this Grant Deed as of _________ ___, 20__.
.
__________________________________________
a_________________________________________
__________________________________________

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of                         )
On                      before me,
                            (insert name and title of the officer)
personally appeared ____________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature _______________________________ (Seal)

EXHIBIT A
LEGAL DESCRIPTION
[ATTACHED]

EXHIBIT F
Form of Assignment of Leases and
Contracts and
Bill of Sale
(Attached)

ASSIGNMENT OF LEASES AND CONTRACTS AND BILL OF SALE
This Assignment of Leases and Contracts and Bill of Sale (this “Assignment”) is executed and delivered as of the ____ day of _________, 20__ (the “Closing Date”) pursuant to that certain Purchase and Sale Agreement and Escrow Instructions (“Agreement”) dated ________, 20__, by and between _____________________________, a _____ ___________________ (“Seller”), and _______________________, a _____________________ (“Buyer”), covering the real property described in Exhibit A attached hereto (“Property”).
1.    Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Buyer the following (the “Personal Property”):
(a)    Tangible Personalty. All of Seller’s right, title and interest, if any, in and to all the furniture, fixtures, equipment, and other tangible personal property listed on Exhibit B attached hereto or otherwise located in or on the Property to the extent owned by Seller; and
(b)    Intangible Personalty. All the right, title and interest of Seller, if any, in and to assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and the right to use the name of the Property (if any), but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller (including, without limitation, the name “KBS” or any derivative thereof, or any name that includes the word “KBS” or any derivative thereof) and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property.
2.    Assignment of Leases and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Buyer, and Buyer hereby accepts the following:
(a)    Leases. All of the Seller’s right, title and interest in and to all tenant leases relating to the Property, including, without limitation, the tenant leases listed in Exhibit C-1 and Exhibit C-2 attached hereto (“Leases”);
(b)    Contracts and Agreements. Seller’s right, title and interest in and to the contracts and agreements described in Exhibit D-1 and Exhibit D-2 attached hereto (the “Contracts”).
3.    Assumption. Buyer hereby assumes the obligations of Seller under (a) the Leases listed on Exhibit C-1 attached hereto arising from and after the Closing Date, (b) the Leases listed on Exhibit C-2 attached hereto whether arising before or after the Closing Date, (c) the Contracts listed on Exhibit D-1 attached hereto arising from and after the Closing Date, (d) the Contracts listed on Exhibit D-2 attached hereto arising before or after the Closing Date, and (e) Article IX of that certain leasing agreement dated ______________, entered into by and between Seller and ____________, but only to the extent of any leasing commissions hereafter payable thereunder arising out of the lease of space in the Property by Buyer after the date of this Assignment, and shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Contracts.
4.    Agreement Applies. This Assignment shall be subject to the release provisions set forth in Section 12.2 of the Agreement, and except as may otherwise be provided in the Agreement, the Contracts and Leases are being assigned and transferred, and the Personal Property is being transferred, to Buyer on an “as is,” and “where is” basis, with all faults, and without any representation or warranty, all of which Seller hereby disclaims, all as more particularly set forth in Sections 11.1 and 11.2 of the Agreement, which Sections 11.1, 11.2 and 12.2 shall be, and hereby are, incorporated herein by reference.
5.    Counterparts. This Assignment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if all parties had signed the same signature page.
6.    Attorneys’ Fees. In any action between the parties to enforce any of the terms or provisions of this Assignment, the prevailing party in the action shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, and its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees (including on appeal).
7.    Merger. This Assignment and the Agreement contain the entire understanding between the parties relating to their subject matter. All prior and contemporaneous agreements and understandings, whether oral or written, are superseded by this Assignment and the Agreement. This Assignment may only be modified in writing executed by both Buyer and Seller. Nothing contained in this Assignment is intended to terminate or affect the validity of any of the representations or warranties contained in the Agreement.
8.    Intentionally Omitted.
9.    Miscellaneous. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successor-in-interest and assigns. If any term or provision of this Assignment shall be held invalid or unenforceable, the remainder of this Assignment shall not be affected. This Assignment shall be construed in accordance with and governed by the laws of the State of _________. Nothing in this Assignment shall impair, limit or lessen any of the rights of the parties with respect to the provisions of the Agreement which were intended to survive the Closing Date. Nothing in this Assignment, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights or remedies.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.
[Signature Pages to Follow]

SELLER:
_____________________________________
a
_____________________________________

_____________________________________

BUYER:
_____________________________________
a
_____________________________________

_____________________________________

EXHIBIT A
DESCRIPTION OF PROPERTY
[ATTACHED]

ADMIN 64954799v9

EXHIBIT B
DESCRIPTION OF TANGIBLE PROPERTY
[ATTACHED]

EXHIBIT C-1
LIST OF LEASES UNDER WHICH BUYER ASSUMES
OBLIGATIONS AFTER THE CLOSING DATE
[This schedule will include a list of all Leases which exist on the date of the Agreement, but specifically excluding the Leases listed on Schedule 1-1 and Schedule 1-2 attached to the Agreement.]
[ATTACHED]

EXHIBIT C-2
LIST OF LEASES UNDER WHICH BUYER ASSUMES
OBLIGATIONS BEFORE AND AFTER THE CLOSING DATE
[This schedule will include a list of (a) all Leases set forth on Schedule 1-1 and Schedule 1-2 to the Agreement, if any, (b) all Leases entered into after the date of the Agreement in accordance with the terms of the Agreement, and (c) all Lease amendments, expansions and renewals entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

EXHIBIT D-1
LIST OF CONTRACTS UNDER WHICH BUYER ASSUMES
OBLIGATIONS AFTER THE CLOSING DATE
[This schedule will include all contracts set forth on Exhibit C-1 attached to the Agreement (excluding the PMA and, except as provided in Section 3(e) above, Leasing Services agreements) and any new service contracts entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

EXHIBIT D-2
LIST OF CONTRACTS UNDER WHICH BUYER ASSUMES
OBLIGATIONS BEFORE AND AFTER THE CLOSING DATE
[This schedule will include any new construction contracts entered into by Seller, in accordance with the terms of the Agreement, in connection with the completion of tenant improvement work for tenants under (a) the Leases set forth on Schedule 1-1 and Schedule 1-2 to the Agreement, if any, (b) all Leases entered into after the date of the Agreement in accordance with the terms of the Agreement, and (c) all Lease amendments, expansions and renewals entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

EXHIBIT G
Form of FIRPTA Affidavit
(Attached)

FIRPTA CERTIFICATE
__________________ (“Member”) is the sole owner of ________________ (“Seller”). Seller, a disregarded entity for U.S. tax purposes, is the transferor of certain real property more particularly described on Exhibit A attached hereto (the “Property”).
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of ______________, 20__, by and between ___________________, a __________ (“Buyer”) and Seller, the undersigned certifies the following on behalf of Member:
1.    Member is not a foreign corporation, foreign Company, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;
2.    Member is not a disregarded entity as defined in Treasury Regulations §1.1445-2(b)(2)(iii),
3.    Member’s U.S. employer identification number is __________, and
4.    Member’s address is: 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.
It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Member.
Date: ________________, 20___

Exhibit A
Legal Description
(Attached)

EXHIBIT H
Form of Tenant Notice
(Attached)

H-1

NOTICE TO TENANTS
[Date]
[Project Name]
[Address]
[City/State/ZIP]
Dear Tenant:
Notice is hereby given to the tenants of ______________________ (the “Property”) that ________________________________________, a ________________________________ (“Seller”), the current owner of the Property, has sold the Property to _______________________, a _____________________________ (“Buyer”) effective [date of takeover]. Buyer has assumed all of the obligations of landlord under your lease, including any obligations with respect to your security deposit, if any, which has been transferred to Buyer.

Sincerely, “SELLER” a____________________________________ ______________________________________
“BUYER” a____________________________________ ______________________________________

H-2

EXHIBIT I
Title Report Exceptions

EXHIBIT J
Form of Contractor’s Certificate
(Attached)

CONTRACTOR’S CERTIFICATE

The undersigned, ____________ (the "Contractor"), is a party to that certain [Construction Contract] dated ____________ (the "Construction Contract"), by and between Contractor and ____________, a ____________ (the “Seller”), in connection with that certain real property commonly known as _________________ (the “Property”). Seller has advised Contractor that Seller intends to sell the Property to ____________, a ____________ (the “Purchaser”), on a closing date of _____________ (the “Closing Date”) and, in connection with such purchase by Purchaser of the Property, Seller intends to transfer and assign the Construction Contract to Purchaser and all of Seller’s rights and obligations thereunder. In connection with Seller’s transfer of the Property to Purchaser and Seller’s assignment of the Construction Contract to Purchaser, Contractor certifies and represents the following:
1.    The Contractor consents to the assignment of the Construction Contract (and all warranties arising out of the Construction Contract) to Purchaser based on Contractor’s understanding that, upon the assignment by Seller to Purchaser of Seller’s interest under the Construction Contract, (a) Purchaser shall have the right to enforce all of the terms and conditions of the Construction Contract and all warranties thereunder and shall have all responsibilities and liabilities of the “Owner” under the Construction Contract, including payment of all amounts due and owing to Contractor for work performed pursuant thereto, and (b) Seller shall be automatically released from all of its obligations under the Construction Contract.
2.    As of the Closing Date:
(a)    the total amount payable under the Construction Contract (including any amounts already paid), including all change orders (“Change Orders”) and/or claims for additional costs or extension of time submitted by the Contractor (“Claims”) is $_______________,
(b)    the Seller has paid to Contractor a total amount of $______________ with respect to the Construction Contract, and
(c)    the maximum amount owing under the Construction Contract for all work completed (but not paid for), work in progress (but not paid for) and future work to be completed is $_______________________.
3.    Attached hereto at Exhibit “A” is a true, correct and complete copy of the Construction Contract, and the same has not been amended or modified, except as reflected in Exhibit A. There are no Change Orders to the Construction Contract or Claims except as attached in Exhibit “A” attached hereto.
Executed as of ______________, 20__.

[SIGNATURES FOLLOW ON NEXT PAGE]

CONTRACTOR:
_____________________,
a ______________________

By:
Name:
Its:

Exhibit “A”
Construction Contract, Change Orders and Claims

(Attached)

EXHIBIT K
Form of Owner’s Affidavit
PROPERTY:
COUNTY:
STATE:
________________________, a ___________________ (“Seller”), as seller, and ____________________, a ______________________ (“Buyer”), as buyer, are parties to that certain Purchase and Sale Agreement and Escrow Instructions (the “Purchase Agreement”) dated ________, 20__, as the same has been amended and modified, relating to the improved real property (the “Real Property”) referred to in Exhibit “A” attached hereto and made a part hereof.
In connection with the consummation of the transactions contemplated by the Purchase Agreement, Seller hereby represents and warrants to ______ Title Insurance Company the following:
Seller is a ____________ organized and existing under the laws of the State of ____________.
To Seller’s actual knowledge, (i) Seller’s ___________ agreement is in full force and effect, and (ii) no proceedings are pending for the dissolution of the Seller.
To Seller’s actual knowledge, the leases described on Exhibit “B” attached hereto constitute all of the written leases affecting the Real Property with the current tenants of the Real Property.
To Seller’s actual knowledge, except as disclosed in Exhibit ”C” attached hereto and made a part hereof, (a) there is no capital improvement work currently being constructed (or that was constructed during the last 6 months) on the Real Property that is the subject of a written contract with Seller which could give rise to a mechanic’s or materialman’s lien on the Real Property, and (b) Seller has not entered into any contracts for the furnishing of labor, materials, or services for construction purposes with respect to the Real Property to be furnished subsequent to the date of this affidavit.
Seller shall not hereafter cause any encumbrances or other instruments to be recorded against the Property (other than the recording of a deed (the “Deed”) transferring fee title to the Real Property to ___________) through the date the Deed is recorded in _________ County, __________.
For purposes hereof, the “actual knowledge” of Seller shall be limited to the actual knowledge (and not implied, imputed, or constructive) of ________________, with no duty of inquiry. Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in this Owner’s Affidavit shall only survive the closing of the transactions contemplated by the Purchase Agreement until ____________, 20__, after which date this Owner’s Affidavit shall be of no further force or effect and _____ Title Insurance Company shall have no further rights hereunder (notwithstanding that one or more of the representations and/or warranties set forth herein may prove to be incorrect). This Owner’s Affidavit is being executed for the sole and exclusive benefit of _____Title Insurance Company and no other party or person shall have any rights hereunder.
Executed as of __________, 20__
[SIGNATURES ON NEXT PAGE]

K-1

SELLER:
__________________________________________________
__________________________________________

K-2

EXHIBIT A
LEGAL DESCRIPTION
ATTACHED

EXHIBIT B
LIST OF LEASES
ATTACHED

EXHIBIT C
IMPROVEMENT WORK
ATTACHED

EXHIBIT L
Form of Assignment and Assumption of Purchase Agreement
(Attached)

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

    This Assignment and Assumption of Purchase Agreement (“Assignment”) is entered into between ________________ (“Assignor”), and ________________ (“Assignee”), as of _________ __, 20__ (“Effective Date”).
RECITALS
    A.    Pursuant to the terms of that certain Purchase and Sale Agreement and Escrow Instructions dated _______, 20__ by and between _____________ (“Seller”), as seller, and Assignor, as buyer, as amended (the “Purchase Agreement”), Assignor agreed to acquire the Property (as such term is defined in the Purchase Agreement) commonly referred to as ______________.
    B.    Assignor desires to assign, without recourse, representation or warranty, all of its rights, benefits, liabilities and obligations arising under the Purchase Agreement (and related documents) to Assignee, and Assignee desires to assume all of said rights, benefits, liabilities and obligations subject to the terms of this Assignment.
        NOW, THEREFORE, in consideration of the foregoing promises, the mutual undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
        1.    Recitals. The above recitals are incorporated herein by reference.
        2.    Assignment and Assumption. Assignor hereby transfers, assigns and conveys to Assignee, without recourse, representation or warranty, express or implied, all of Assignor’s rights, interests, liabilities and obligations in, to and under the Purchase Agreement (and related documents). Assignee hereby assumes all such rights, interests, liabilities and obligations, and joins in all representations, warranties, releases, and indemnities, of Assignor under the Purchase Agreement (and related documents). Assignor agrees it shall not be released from its obligations under the Purchase Agreement as a result of this Assignment, and Assignee agrees that its acquisition of the Property pursuant to the Purchase Agreement shall be subject to all terms and conditions thereof, including without limitation all release and as-is provisions of the Purchase Agreement (which provisions are hereby incorporated herein by reference). Notwithstanding the foregoing, (a) Seller shall have the right to deal exclusively with Assignee with respect to all matters pertaining to and/or arising out of the Purchase Agreement, (b) Assignor’s approval or consent shall not be required in connection with any amendment or modification to the Purchase Agreement hereafter entered into by and between Seller and Assignee, (c) any and all amendments to the Purchase Agreement hereafter entered into by and between Seller and Assignee shall be binding on Assignor, and (d) Assignee shall protect, defend, indemnify, and hold harmless Seller from and against all costs or expenses arising out of or in connection with Buyer’s Ground Leasehold Transactions (as such term is defined in the Purchase Agreement), except to the extent any of the same are caused solely by the breach, gross negligence or willful misconduct of Seller or arise under the terms of the Purchase Agreement. Seller shall be deemed a third-party beneficiary under this Assignment.

        3.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties’ successors and assigns.
        4.    Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.
Executed as of the date set forth above.

                        ASSIGNOR:

                        _______________

                        By:     _____________________________
                        Its:     _____________________________

                        ASSIGNEE:

                        _______________

                        By:     _____________________________
Its:     _____________________________

SCHEDULE 1-1
Description of New and Pending Lease Transactions (Buyer’s Responsibility)

None.

SCHEDULE 1-2
Description of New and Pending Lease Transactions (Seller’s Responsibility)

Suite #	Tenant Name	Relevant Lease/ Amendment Date	Square Footage	Outstanding Tenant Improvements Allowances	Outstanding Leasing Commissions	Free Rent Credits Months*	Total Abatement Per Month

3250	Jewelry by Novel	7/12/2021	4,438	$512,351.37	$0	10(4/1/22- 1/31/23)	$16,272.67
2520	Custodio Dubey	5/1/2021	4,464	$0	$0	2 (5/1/23- 6/30/23)	$16,970.16
3800	Yoka & Smith TIA/FR	6/1/2021	18,609	$487,229.21	$0	5 (3/1/22- 7/31/22)	$73,660.63
3800	Yoka & Smith Original Lease TI conversion to free rent	6/1/2021	18,069	$5,761.47	$0	None	$0
Multiple	Union Bank Office TIA	8/1/2019	161,903	$5,834,375.84	$0	None	$0
C201	Union Bank Retail TIA	8/1/2019	3,152	$69,973.25	$0	None	$0
3700	JS Held TI Conversion to Free Rent	6/4/2018	9,305	$89,530.00	$0	None	$0
2270	YK Law	4/25/2022	5,123	$204,920.00	$0	2(8/1/2022- 9/30/22)	$10,234.77

*Note – credit to be provided to Buyer for free rent as provided in Section 5.3 of the Purchase Agreement shall only be for free rent attributable to periods from and after the Closing Date.

SCHEDULE 2
Natural Hazard Disclosure Statement
(Attached)

NATURAL HAZARD DISCLOSURE STATEMENT
The Seller discloses the following information with the knowledge that even though this is not a warranty, prospective buyers may rely on this information in deciding whether and on what terms to purchase the subject property. Seller hereby authorizes any agent(s) representing any principal(s) in this action to provide a copy of this statement to any person or entity in connection with any actual or anticipated sale of the property.
THE FOLLOWING ARE DISCLOSURES MADE BY THE SELLER AND HIS OR HER AGENT(S) BASED ON THEIR ACTUAL KNOWLEDGE AND MAPS DRAWN BY THE STATE. THIS INFORMATION IS A DISCLOSURE AND IS NOT INTENDED TO BE PART OF ANY CONTRACT BETWEEN THE PURCHASER AND THE SELLER.
The disclosures made in this Natural Hazard Disclosure Statement are based upon information provided by an independent third party as a substitute disclosure pursuant to California Civil Code 1102.4. Seller has not independently verified the information contained herein, but is not personally aware of any errors or inaccuracies in the information contained herein.
WITH RESPECT TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A ATTACHED HERETO, THIS REAL PROPERTY LIES WITHIN THE FOLLOWING HAZARDOUS AREA(S):
A VERY HIGH FIRE HAZARD SEVERITY ZONE pursuant to Section 51178 or 51179 of the Government Code. The owner of this property is subject to the maintenance requirements of Section 51182 of the Government Code.
Yes______________    No_______________
A WILDLAND AREA THAT MAY CONTAIN SUBSTANTIAL FOREST FIRE RISKS AND HAZARDS pursuant to Section 4125 of the Public Resources Code. The owner of this property is subject to the maintenance requirements of Section 4291 of the Public Resources Code. Additionally, it is not the state’s responsibility to provide fire protection services to any building or structure located within the wildlands unless the Department of Forestry and Fire Protection has entered into a cooperative agreement with a local agency for those purposes pursuant to Section 4142 of the Public Resources Code.
Yes______________    No________________
AN EARTHQUAKE FAULT ZONE pursuant to Section 2622 of the Public Resources Code.
Yes _____________    No________________
A SEISMIC HAZARD ZONE pursuant to Section 2696 of the Public Resources Code.
Yes (Landslide Zone)__    Yes (Liquefaction Zone)__    No___    Map not yet released by State ___
A SPECIAL FLOOD HAZARD AREA (Zone ‘A’) designated by the Federal Emergency Management Agency.
Yes______________    No______________    Do not know/information not available from local jurisdiction ______________
AN AREA OF POTENTIAL FLOODING shown on an inundation map pursuant to Section 8589.5 of the Government Code.

Yes______________    No_______________    Do not know/information not available from local jurisdiction ______________
THESE HAZARDS MAY LIMIT YOUR ABILITY TO DEVELOP THE REAL PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER.
THE MAPS ON WHICH THESE DISCLOSURES ARE BASED ESTIMATE WHERE NATURAL HAZARDS EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. PURCHASER(S) AND SELLER(S) MAY WISH TO OBTAIN PROFESSIONAL ADVICE REGARDING THOSE HAZARDS.
PURCHASER ACKNOWLEDGES AND AGREES THAT THIS NATURAL HAZARD DISCLOSURE STATEMENT IS BEING DELIVERED TO COMPLY WITH APPLICABLE LAW AND DOES NOT, AND IS NOT INTENDED TO, CONSTITUTE REPRESENTATIONS AND WARRANTIES FROM SELLER.
[SIGNATURES ON NEXT PAGE]

Subject to the terms set forth above, Seller certifies that the information herein is true and correct to the best of the Seller’s actual knowledge as of the date signed by the Seller.
SELLER:
______________________________________
By:    _______________________________
_______________________________
By :____________________________
Name: _________________________
Title:___________________________
Date____________________________

Purchaser certifies that it has read and understands this document.
PURCHASER:
______________________________________
a ____________________________________

______________________________________

SCHEDULE 3
Ongoing Work

Date	Location	Contractor/Vendor	Description	Cost	Remaining Balance to Be Paid
12/1/2020	Escalator	Schindler	Outside Escalator	$775,701.57	$11,463.57
12/1/2020	Elevator	Schindler	Elevator Roller Guides/Door Operators	$707,290.00	$411,572.91
6/27/2019	Retail 2B	Swinerton	Phase 2B Retail Construction	$10,771,503.30	$500,000.00
2/1/2021	C201	Swinerton	UB Landlord Retail Turnover	$200,704.80	$695.20
2/11/2021	2290	Stanhope	Thomas - Tenant Improvement	$43,897.00	$2,091.00
2/1/2021	2325	Stanhope	Alvarez - Tenant improvement	$91,053.00	$2,260.10
11/19/2021	Boiler Project	AO Reed	AO Reed Boiler Installation	$3,752,000.00	$2,769,449.71
11/19/2021	Boiler Project	Cushman Wakefield	Project Management	$100,513.00	$80,987.66
11/19/2021	Boiler Project	TBD	Gas Meter (Estimate)	$10,000.00	$10,000.00
11/19/2021	Boiler Project	CSC	Phase 2 Hygienist	$19,350.00	$15,339.92

SCHEDULE 4
Disclosures

Violations:

6/21/2022	Notice 2200982001	Fire Life Safety Inspection - annual inspection & corrections
7/5/2022	Notice 2200982003	Fire Life Safety Inspection - signage corrections

Complaints:

Name	DOL
Kathy Choi	5/10/2018	Building	Insurance Claim	In process with Clarke Marine Insurance

	6.2	Buyer’s Deliveries into Escrow	11
	6.3	Closing Statements/Escrow Fees; Tenant Notices	11
	6.4	Post-Closing Deliveries	11
7.	CONDITIONS TO BUYER'S AND SELLER’S OBLIGATIONS		12
	7.1	Conditions to Buyer’s Obligations	12
	7.2	Conditions to Seller’s Obligations	12
8.	CLOSE OF ESCROW; POSSESSION		13
9.	ESCROW		13
	9.1	Closing	13
	9.2	Escrow and Title Charges	14
	9.3	Procedures Upon Failure of Condition	15
10.	PRORATIONS		15
	10.1	Collected Rent	16
	10.2	Operating Costs and Additional Rent Reconciliation	16
	10.3	Taxes and Assessments	17
	10.4	Leasing Commissions, Tenant Improvements and Contracts	17
	10.5	Tenant Deposits	18
	10.6	Utilities and Utility Deposits	18
	10.7	Owner Deposits	18
	10.8	Percentage Rents	18
	10.9	Final Adjustment After Closing	19
11.	SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS		19
	11.1	Seller’s Representations and Warranties	19
	11.2	As-Is	21
12.	BUYER’S COVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION		24

	12.1	Buyer’s Representations and Warranties	24
	12.2	Release	24
	12.3	ERISA	27
	12.4	Indemnification	27
	12.5	Natural Hazard Disclosure	27
	12.6	Environmental Disclosure	27
	12.7	Disclosure of California Civil Code Section 1101.5; Los Angeles Municipal Code Chapter XII, Section 122.03	28
13.	DEFAULT AND DAMAGES		28
	13.1	DEFAULT BY BUYER	28
	13.2	Default by Seller	31
14.	BROKER’S COMMISSIONS		31
15.	MISCELLANEOUS PROVISIONS		32
	15.1	Notices	32
	15.2	Assignment; Binding on Successors and Assigns	33
	15.3	Work Product	35
	15.4	Further Assurances	35
	15.5	Attorneys’ Fees	35
	15.6	Survival of Representations, Warranties, Covenants, Obligations and Agreements	35
	15.7	Entire Agreement	36
	15.8	Governing Law	36
	15.9	Counterparts	37
	15.10	Headings; Construction	37
	15.11	Time of Essence	37
	15.12	Partial Validity; Severability	37

15.13	No Third Party Beneficiaries	37
15.14	Waiver of CC Section 1662	37
15.15	Joint Product of Parties	37
15.16	Calculation of Time Periods	37
15.17	Procedure for Indemnity	38
15.18	Waiver of Jury Trial	38
15.19	No Personal Liability	38
15.20	Joint and Several Liability	38
15.21	Additional Closing Procedures	38